                                                                 EXHIBIT 10.14


                 IN THE CHANCERY COURT OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


-------------------------------------x
IN RE BANYAN MORTGAGE INVESTMENT FUND:       CONSOLIDATED
SHAREHOLDERS LITIGATION              :       C.A. NO. 15287
-------------------------------------x


                            ORDER AND FINAL JUDGMENT

         A hearing having been held before this Court on _____________________ 1997, pursuant to this Court's Order of _____________________, 1997 (the
"Scheduling Order"), upon a Second Stipulation and Agreement of Settlement, dated _____________________, 1997 (the "Second Stipulation") of the above-captioned action (the "Action"); it appearing that due notice of said hearing has been given in accordance with the aforesaid Scheduling Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered the submissions in support of the proposed Revised Settlement (as defined in the Second Stipulation); the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons or entities requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to the Class (defined below) conditionally certified in this Action pursuant to the aforesaid Scheduling Order was adequate and sufficient and the best notice practicable under the circumstances; and the entire matter of the proposed Revised Settlement having been heard and considered by the Court;

         IT IS HEREBY ORDERED, ADJUDGED AND DECREED this _____ day of _____________________, 1997, that:

                 1. Each of the provisions of Rule 23(a) of the Rules of this Court has been satisfied and the Action has been properly maintained according to the provisions of Rule 23(b)(1) and (2) of the Rules of this Court. Specifically, based on the record in this Action, this Court expressly and conclusively finds that (a) the Class, defined as all record and beneficial holders of Banyan Mortgage Investment Fund ("Banyan") common stock from October 9, 1996 through December 31, 1996, and their successors in interest, transferees and assigns, immediate and remote, excluding defendants in this Action, members of the immediate family of each individual defendant and any entity in which any defendant has a controlling interest (the "Class"), was so numerous that joinder of all members was impracticable; (b) there were questions of law or fact common to the Class; (c) the claims or defenses of the representative parties were typical of the claims or defenses of the Class; (d) the Class representatives have fairly and adequately protected and represented the interests of the Class; and (e) the questions of law and fact common to the members of the Class predominate over any questions affecting only individual members, and a class action is superior to other available methods for the fair and efficient adjudication of the controversy.

                 2. The form and manner of notice given to the members of the Class is hereby determined to have been the best practicable notice under the circumstances and to have been given in full compliance with Chancery Court Rule 23 and the requirements of due process.

                 3. The Revised Settlement as reflected in the Second Stipulation is approved as fair, reasonable, adequate, and in the best interests of the Class, and the Class Members and defendants are directed to consummate the Second Stipulation in accordance with its terms and provisions.





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
                 4. This Action is hereby finally certified as a Class Action on behalf of a class consisting of all record and beneficial holders of Banyan Mortgage Investment Fund common stock from October 9, 1996 through December 31, 1996, and their successors in interest, transferees and assigns, immediate and remote, excluding defendants, members of the immediate family of each individual defendant and any entity in which any defendant has a controlling interest.

                 5. This Action is hereby dismissed with prejudice against the Class Representatives and the Class on the merits, and all claims, demands, rights, liabilities, suits, actions or causes of action, damages, losses, obligations or judgments of any kind or nature whatsoever, whether asserted or unasserted, known or unknown, contingent or absolute, disclosed or undisclosed, matured or unmatured, which have been, could have been or in the future can or might be asserted in the Action, or in any court, tribunal or proceeding, including, but not limited to, any claim that the Merger (as defined in the Second Stipulation) under Delaware law, Section 225 of the Delaware Corporation Law, or any other applicable law, rule or statute was invalid, void or legally deficient in any way whatsoever and any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of federal securities laws or otherwise, but excluding claims actually asserted in the New York Action (as defined in the Second Stipulation) concerning the December 9 Purchases (as that term is defined in the Second Stipulation) by or on behalf of the Class Representatives and/or any member of the Class against Defendants (as defined below) which (i) have arisen, could have arisen or hereafter arise or relate in manner whatsoever, directly or indirectly, to the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth, or otherwise referred to, related to, directly or indirectly





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
in the Second Complaint (as defined in the Second Stipulation); or (ii) are, were, or could have been asserted in any Court either directly, individually, derivatively, representatively or in any other capacity, concerning the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise referred to or related to, directly or indirectly in the Second Complaint, against any of the defendants in this Action (collectively "Defendants"), their parent entities, affiliates, associates or subsidiaries and each of their present or former officers, directors, stockholders, agents, employees, attorneys, representatives, advisors, investment advisors, investment bankers, commercial bankers, trustees, general and limited partners, heirs, executors, personal representatives, estates, administrators, successors and assigns (collectively "Defendants' Affiliates"), or anyone else, are hereby compromised, settled, released and dismissed with prejudice (collectively the "Settled Claims"). Nothing herein is intended to bar, discharge or release the claims actually asserted in Hinson v. RGI Holdings, Inc., 96 Civ. 9257, pending in the United States District Court for the Southern District of New York.

                 6. The Class Representatives and all members of the Class, either directly or indirectly, individually, derivatively, representatively or in any other capacity, are permanently barred and enjoined from instituting, commencing, asserting, or continuing any of the Settled Claims in this or any other jurisdiction.

                 7. (a) Class Representatives and all members of the Class on behalf of themselves and their heirs, executors and administrators, successors and assigns, shall be deemed to have remised, released and forever discharged the Defendants, their respective present and former





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
agents, predecessors, servants, employees, officers, directors, heirs, executors, representatives, successors and assigns from each, every and all Settled Claims.

                          (b)     Defendants, and their present and former
agents, predecessors, servants, employees, officers and directors, shall be deemed to have remised, released and forever discharged each of the Class Representatives and their attorneys from any and all claims, rights and causes of action arising out of or relating to any acts, conduct, facts or transactions arising out of or relating to the Merger, Plaintiffs' efforts to oppose the Merger and/or the pendency and conduct of the Action.

                          (c)     Each Defendant, on behalf of him or itself,
his or its heirs, executors, administrators, successors and assigns, shall be deemed to have remised, released and forever discharged each of the other Defendants, their respective and present and former agents, predecessors, servants, employees, officers, directors, heirs, executors, representatives, successors and assigns from each, every and all Settled Claims.

                 8. The Second Stipulation, this Order and Final Judgment, and all proceedings taken in connection with the proposed Revised Settlement of this Action shall not be deemed to be a presumption, concession or admission (a) by any of the Defendants of the validity of any claim that has been or could have been asserted in the Action or of any fault, misconduct or wrongdoing by them, or (b) by Plaintiffs of any infirmity in the claims alleged.

                 9. The attorneys for the Class Representatives and the Class are awarded attorneys' fees in the amount of $____________, including reimbursement of expenses, which sum the Court finds to be fair and reasonable, to be paid in accordance with the terms of the Second Stipulation.





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                 10.      Without affecting the finality of this Order and
Final Judgment in any way, this Court reserves jurisdiction over the Class Representatives, the Class and the Defendants for all matters relating to the administration, enforcement, interpretation, or consummation of the Revised Settlement, the Second Stipulation and this Order and Final Judgment.

                 11. Without further Order of the Court, the Class Representatives, Class and Defendants may agree to reasonable extensions of time to carry out any provisions of the Second Stipulation.

                 12. There is no just reason for delay in the entry of this Order and Final Judgment and immediate entry by the Register of Chancery is directed pursuant to Rule 54(b) of the Rules of this Court.



                                        ___________________________
                                        CHANCELLOR





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                 IN THE CHANCERY COURT OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

-------------------------------------x
IN RE BANYAN MORTGAGE INVESTMENT FUND:       CONSOLIDATED
SHAREHOLDERS LITIGATION              :       C.A. NO. 15287
-------------------------------------x

        NOTICE OF PENDENCY OF CLASS ACTION, PROPOSED REVISED SETTLEMENT
                     OF CLASS ACTION AND SETTLEMENT HEARING

TO: ALL RECORD AND BENEFICIAL HOLDERS OF BANYAN MORTGAGE INVESTMENT FUND ("BANYAN") COMMON STOCK FROM OCTOBER 9, 1996 THROUGH DECEMBER 31, 1996, AND THEIR SUCCESSORS IN INTEREST, TRANSFEREES AND ASSIGNS, IMMEDIATE AND REMOTE, EXCLUDING DEFENDANTS IN THIS ACTION, MEMBERS OF THE IMMEDIATE FAMILY OF EACH INDIVIDUAL DEFENDANT AND ANY ENTITY IN WHICH ANY DEFENDANT HAS A CONTROLLING INTEREST (THE "CLASS").

         PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THIS LAWSUIT. IF YOU ARE NOT THE BENEFICIAL HOLDER OF BANYAN STOCK BUT HOLD BANYAN STOCK FOR A BENEFICIAL HOLDER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO THE BENEFICIAL HOLDER.

         This Notice (the "Notice") is given pursuant to Rule 23 of the Rules of the Delaware Court of Chancery (the "Court") and pursuant to an order of the Court signed in the above-captioned class action (the "Action") on September __, 1997 (the "Scheduling Order"). The purpose of this Notice is to notify you of (a) the Action, (b) the Court's conditional certification of the Class for purposes of a proposed Revised Settlement, (c) a hearing (described more fully below, p. _) to be held by the Court on ________________, 1997, to determine whether the Court should approve the proposed Revised Settlement as fair, reasonable, and adequate, and in the best interests of the Class and enter a final judgment, and to consider the application by Plaintiffs' Counsel

("Class Counsel") for attorneys' fees and reimbursement of expenses, and (d) your right to participate in the hearing.

         THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF THE CLAIMS MADE BY THE PLAINTIFFS AGAINST, OR THE DEFENSES OF, THE DEFENDANTS. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW OR THAT RELIEF IN ANY FORM OR RECOVERY IN ANY AMOUNT COULD BE HAD IF THE LITIGATION WERE NOT SETTLED.

         A.      SETTLEMENT HEARING

         1. You are hereby notified that the Court will hold a hearing at the Daniel L. Herrmann Courthouse, 1020 N. King Street, Wilmington, Delaware, 19801 on _________, 1997, at _______ .m. (the "Settlement Hearing"), to
determine whether: (i) the Second Stipulation and Agreement of Settlement, dated September __, 1997 (the "Second Stipulation"), and the terms and conditions of the Revised Settlement proposed in the Second Stipulation (the "Revised Settlement"), are fair, reasonable, and adequate; (ii) the Court should enter a final judgment dismissing the Action as to all defendants (collectively, "Defendants") and with prejudice as against Plaintiffs and all members of the Class; and (iii) if the Court approves the Second Stipulation and the Revised Settlement and enters such final judgment, it should award attorneys' fees and expenses to Class Counsel.

         2. The Court has reserved the right to adjourn the Settlement Hearing, including consideration of the application for attorneys' fees and expenses, by oral





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
announcement at the Hearing or any adjournment thereof, and without further notice of any kind.

         B.      BACKGROUND

         1. On or about October 9, 1996, Banyan sent its shareholders a notice of a meeting of shareholders to be held on November 26, 1996 and a proxy statement and prospectus ("Proxy Statement") concerning a proposed merger (the "Merger") between Banyan and RGI U.S. Holdings, Inc. ("RGI/US"). Among other things, the Proxy Statement solicited the votes of Banyan's shareholders approving the Merger.

         2. On October 31, 1996. Plaintiffs John A. Hinson ("Hinson") and John W. Temple ("Temple"), who together owned more than 1.5 million Banyan shares, filed a lawsuit in the Court against Banyan, certain of its directors and officers. Hinson and Temple brought the Action on behalf of themselves and all other shareholders of Banyan, except for Defendants, members of the Defendants' families and entities controlled by any Defendant.

         3. Hinson and Temple alleged that Banyan's Board of Directors had breached its fiduciary duties by failing to seek alternative change of control transactions other than the Merger with RGI/US, or appropriately evaluate the alternative of liquidating Banyan. They also alleged that the Merger unfairly diluted the voting and equity interests of Banyan's stockholders since it would result in RGI Holdings, Inc. ("RGI"), the parent of RGI/US, owning approximately 75% of the outstanding common stock of Banyan, while the other shareholders would have their interests diluted to approximately 25% of Banyan's outstanding common stock. In addition, Hinson and





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Temple alleged that the Proxy Statement was misleading and failed to disclose certain material information. Among other relief, they sought to enjoin the Merger, and require the defendants to undertake additional activities to maximize shareholder value and disclose certain additional information to Banyan's shareholders in connection with their consideration of the Merger.

         4. Contemporaneously with the filing of their Complaint, Hinson and Temple moved for expedited discovery to support a motion to enjoin the Merger preliminarily. The Court granted the motion for expedited discovery and scheduled a preliminary injunction hearing for November 21, 1996.

         5. On November 13, 1996, Gary M. Goldberg, another Banyan stockholder, filed a lawsuit in the Court asserting allegations substantially similar to those asserted by Hinson and Temple. The two lawsuits were consolidated into the Action by the Court by Order dated December 11, 1996.

         6. In preparation for the preliminary injunction hearing, the parties engaged in discovery, including the production and review of thousands of pages of documents and depositions of Leonard G. Levine, Banyan's President; Robert M. Ungerleider, one of its directors, and Michael Kollender of Josepthal Lyon Ross Incorporated, which had provided to Banyan a fairness opinion in connection with the Merger. The depositions of Messrs. Hinson and Temple were also taken. Hinson, Temple and Goldberg ("Plaintiffs") filed their motion for preliminary injunction and opening brief in support of that motion on November 15, 1996.





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         7.      Contemporaneously with the ongoing discovery, Hinson sent
communications to third parties seeking to elicit their interest in making competing offers for an alternative change in control or other transaction with Banyan.

         8. On or about November 15, 1996, Apollo Real Estate Advisors II, L.P. ("Apollo"), one of the third parties that Hinson had contacted, sent Banyan's directors a conditional proposal to acquire Banyan's outstanding common stock for $0.46875 per share in cash and to assume or purchase certain of Banyan's outstanding debt. Apollo's proposal was conditioned on, among other things, the results of its due diligence. Plaintiffs' Counsel sent Banyan's directors a letter urging them to postpone the November 26, 1996 shareholders' meeting for thirty (30) days, make due diligence materials available to Apollo, negotiate with Apollo to improve the terms of its offer, inform Banyan shareholders of the Apollo proposal and the information Plaintiffs alleged was omitted from the Proxy Statement, and afford Banyan shareholders the opportunity to withdraw any proxies submitted concerning the Merger.

         9. On or about November 18, 1996, Hinson sent a letter to Banyan shareholders who held their shares through brokerage houses and banks, stating his opposition to the Merger, informing them of the Apollo proposal and urging them to vote against the Merger.

         10. On or about November 19, 1996, Banyan's directors decided to postpone the vote of Banyan's shareholders on the Merger and to supplement the Proxy Statement. In light of these developments, the parties requested and the Court agreed to cancel the preliminary injunction hearing scheduled for November 21, 1996.





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         11.     After Apollo and Banyan signed a confidentiality agreement,
Banyan provided Apollo access to the information and documents Apollo requested to conduct its due diligence in connection with its acquisition proposal. Thereafter, Apollo commenced its due diligence efforts.

         12.     On or about December 3, 1996, Banyan received a proposal from
D. Andrew Beal ("Beal") expressing interest in acquiring Banyan for $0.51 per share, subject to due diligence and other conditions. Banyan agreed to permit Beal to conduct due diligence subject to his entering into a confidentiality agreement similar to that signed by Apollo. Beal declined to enter into such a confidentiality agreement and consequently did not conduct due diligence in connection with his proposal.

         13. On December 6,1996, Banyan's Board set 5:00 p.m. on December 9, 1996 as the deadline for receipt of a firm offer from anyone interested in a transaction with Banyan, including Apollo and Beal. Neither Apollo, nor anyone else, submitted a firm offer by the deadline.

         14. On or about December 9, 1996, RGI purchased a total of 6,766,600 shares of Banyan common stock in privately negotiated transactions from nine stockholders at prices ranging from $0.50 per share to $0.60 per share, all in excess of the market price, at that time, for Banyan stock (the "December 9 Purchases"). Each of the December 9 Purchases included a term pursuant to which each of the sellers revoked any previously voted proxies and granted RGI irrevocable proxies to vote the purchased shares in favor of the Merger. RGI also granted certain sellers price





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
protection in the event that other shares of Banyan common stock were acquired by RGI at more favorable prices.

         15. On December 12, 1996, Hinson and Temple filed an individual action in the United States District Court for the Southern District of New York against RGI, RGI/US and Kenneth L. Uptain, President of RGI/US (the "New York Action"). Hinson and Temple alleged that the December 9 Purchases constituted a tender offer under the Federal Securities Laws. The Complaint sought equitable and financial relief. On February 19, 1997, RGI and Uptain answered the Complaint and denied that the purchases violated the Federal Securities Laws.

         16. On or about December 10, 1996, Hinson sent a letter to all Banyan shareholders of record as of October 9, 1996, urging them to vote against the Merger.

         17. Between December 13 and 17, 1996, Banyan sent a Supplement to the Proxy Statement ("Supplement") to all Banyan shareholders of record as of October 9, 1996, advising them that the shareholders' meeting to consider the Merger was continued to December 27, 1996. The Supplement: described the proposals received from Apollo, Beal and another party, Banyan's responses thereto, and the absence of any firm offer; the status of the Action; additional valuation information underlying the Board's recommendation in support of the Merger, and advised that Banyan had entered into a contract for the sale of one of its properties at a price in excess of book value. Included with the Supplement was another letter from Hinson clarifying certain statements contained in his letter of December 10, 1996.





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         18.     On December 23, 1996, Apollo sent Banyan a revised conditional proposal which contemplated (1) RGI's acquiring most of Banyan's assets, except for certain tax-loss carry-forwards and Banyan's liabilities, (2) Apollo's making an investment in Banyan, and (3) Banyan's acquiring and developing new businesses, under the joint management of Apollo and RGI, so as to utilize the tax-loss carry-forwards to shelter future income.

         19. On December 24, 1996, Plaintiffs served and filed a Consolidated Amended and Supplemental Complaint. Among other things, this Complaint repeated the allegations of the original Complaint, and added factual allegations concerning the Apollo and Beal proposals and the Supplement, and a claim that the December 9 Purchases constituted unlawful vote buying.

         20. The Banyan shareholders' meeting reconvened on December 27, 1996. The polls remained open until 3:00 p.m. on December 30, 1996. First Chicago Trust Company ("First Chicago"), Banyan's transfer agent, served as inspector of elections. The final proxy vote tabulation, as certified by First Chicago, showed that 47,307,527 shares were eligible to vote, 23,862,753 shares were voted in favor of the Merger, 10,414,143 shares were voted against the Merger, and 844,969 shares abstained. Consequently, the Merger received the votes of 208,990 shares more than the minimum necessary for approval. On December 31, 1996, a certificate of merger was filed with the Delaware Secretary of State, thereby effectuating the Merger.





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         21.     The vote tabulation as certified by First Chicago also
reported that Banyan's shareholders approved an amendment to Banyan's Certificate of Incorporation to effect a 1:25 "reverse stock split."

         22. On January 8, 1997, Plaintiffs filed an application pursuant to 8 Del. C. Section 225(b) seeking judicial review of the certified vote on the Merger. Plaintiffs' Section 225 application contended that: (i) the Merger was approved by fewer than 210,000 shares, (ii) many shareholders had sought to revoke proxies initially voting in favor of the Merger so as to vote against the Merger, and (iii) Banyan had announced varying results of the vote. Plaintiffs sought an expedited hearing on the Section 225 application.

         23. The Court scheduled a hearing on Plaintiffs' Section 225 application for March 4, 1997. The parties engaged in discovery incident to that application, including a review of documents obtained from First Chicago and other third parties, and depositions of Hinson and representatives of PaineWebber Incorporated, Beacon Hill Partners (Hinson's proxy solicitor in connection with the Merger) and Corporate Investor Communications (Banyan's proxy solicitor in connection with the Merger) concerning, among other things, a potential double counting of certain votes.

         24. The March 4 hearing was postponed at the direction of the Court. In the interim, the parties entered into discussions with a view towards finding a mutually agreeable basis for resolving the Action. Shortly thereafter, the parties reached an agreement in principle to settle the Action.

         25. On April 14, 1997, Plaintiffs served a Second Consolidated Amended and Supplemental Complaint ("Second Complaint"). This pleading repeated the allegations





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
of the Consolidated Amended and Supplemental Complaint, added the claims underlying Plaintiffs' application pursuant to 8 Del. C. Section 225, and added RGI and RGI/US as defendants.

         26. By Stipulation and Agreement of Settlement dated April 15, 1997, the parties proposed for Court approval a settlement of the Action.
After notice to the Class (defined on Page 1), and a hearing held on June 19, 1997, the Court, by Memorandum Opinion dated July 23, 1997, declined to approve the proposed Settlement.

         27. Thereafter, the parties engaged in further negotiations seeking to resolve the claims asserted in the Action on a mutually satisfactory basis consistent with the issues raised by the Court in its Memorandum Opinion. The parties now propose a revised settlement on the terms and conditions set forth in the Second Stipulation. Solely for purposes of this settlement, Defendants have consented to a conditional certification of the Action as a plaintiff class action pursuant to Rules 23(a) and 23(b)(1) & (2) of the Rules of the Court of Chancery of the State of Delaware.

         C.      THE SETTLEMENT

                 1.       DEFINITIONS

         In addition to the terms defined in the recitals above or otherwise in this Notice, for purposes of this Notice:

                 (a) "Second Complaint" means the Second Consolidated Amended and Supplemental Complaint served on or about April 14, 1997.





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
                 (b) "Plaintiffs" shall mean John A. Hinson, John W. Temple and Gary M. Goldberg.

                 (c) "Legend" means Legend Properties Inc., the Delaware corporation which survived the merger of Banyan and RGI/US, formerly known as Banyan Mortgage Investment Fund, any and all of its successors, assigns, direct and indirect subsidiaries or parent entities or corporations, affiliates, officers, directors, representatives, insurers, reinsurers, fiduciaries, employees, agents, attorneys, accountants, trustees thereof and all persons acting or claiming through under or in concert with Legend.

                 (d) "Defendants" means Walter E. Auch, Sr., Robert M. Ungerleider, Banyan, RGI, Legend, RGI/US and their respective present and former agents, attorneys, accountants, employees, officers, directors, trustees, heirs, executors, administrators, representatives, insurers, reinsurers, fiduciaries, successors and assigns.

                 (e) "Class" and/or "Class Members" shall mean, for purposes of this Notice only, all record and beneficial holders of Banyan common stock from October 9, 1996 through December 31, 1996 and their successors in interest, transferees and assigns, immediate and remote.
Excluded from the Class are Defendants, members of the immediate family of each individual defendant and any entity in which any Defendant has a controlling interest.

                 (f) "Settled Claims" shall mean and include any and all claims, demands, rights, liabilities, suits, actions or causes of action, damages, losses,





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
obligations or judgments of any kind or nature whatsoever, whether asserted or unasserted, known or unknown, contingent or absolute, disclosed or undisclosed, matured or unmatured, which have been, could have been or in the future can or might be asserted in the Action, or in any court, tribunal or proceeding, including, but not limited to, any claim that the Merger under Delaware law,
Section 225 of the Delaware Corporation Law or any other applicable law, rule or statute was invalid, void or legally deficient in any way whatsoever, any and all claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of federal securities laws or otherwise, but excluding the claims actually asserted in the New York Action concerning the December 9 Purchases) by Plaintiffs against Defendants, which have arisen, could have arisen or hereafter arise out of or relate in any manner whatsoever, directly or indirectly, to the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth, or otherwise referred to or related to, directly or indirectly, in the Second Complaint.

                 (g) The "Morgens Loan" means loans previously made to Legend by a group of lenders for which Morgens, Waterfall, Vintiadis & Co., Inc. served as agent, which RGI purchased in or about May, 1996 and which, as of December 31, 1996, had. an outstanding principal balance of $24,258,788.24.

                 (h) The "SoGen Loan" means the loan previously made to Legend by Societe General, Southwest Agency, which RGI purchased in or about May, 1996, and





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
which, as of December 31, 1996, had an outstanding principal balance of $6,391,083.88.

                 (i) The "$800,000 Advance" means the unsecured loans totaling $800,000 RGI made to Legend on December 31, 1996 and during January 1997 at an interest rate of the Prime Rate plus 5%.

                 (j) The "$1.8 Million Advance" means the unsecured loans totaling $1.8 million RGI made to Legend during February 1997 at an interest rate of the Prime Rate plus 3%.

                 (k) The "Advances" means the $800,000 Advance and the $1.8 Million Advance, collectively.

                 (l) The "Repayment Requirement" means any undertakings incident to Legend's anticipated sale of its Lynnwood Shopping Center property that require Legend to pay the net proceeds resulting from that sale, estimated to be approximately $5 million, to RGI as a payment against principal and interest on the Morgens Loan.

                 (m) The "Prime Rate" means on any day the prime rate as published in The Wall Street Journal by Dow Jones & Company, Inc., changing as such prime rate changes.

                 (n) "Banyan" shall mean Banyan Mortgage Investment Fund, Inc., the Delaware corporation which was merged with RGI/US to form Legend, and any and all of its successors, assigns, direct and indirect subsidiaries or parent entities or corporations, affiliates, officers, directors, representatives, insurers, reinsurers, fiduciaries, employees, agents, attorneys, accountants, trustees thereof and all persons acting or claiming through, under or in concert with Banyan.

                 (o) "RGI" shall mean RGI Holdings, Inc., a Washington State corporation, which is the parent of RGI/US, and any and all of its successors, assigns, direct and indirect subsidiaries or parent entities or corporations, affiliates, officers, directors, representatives, insurers, reinsurers, fiduciaries, employees, agents, attorneys, accountants, trustees thereof and all persons acting or claiming through, under or in concert with RGI.

                 (p) "New York Action" shall mean the action captioned John A. Hinson and John W. Temple v. RGI Holdings, Inc., RGI/US Holdings, Inc. and Kenneth L. Uptain, filed in the United States District Court for the Southern District of New York.

                 (q) "Defendants' Counsel" shall mean the law firms of Shefsky & Froelich Ltd., and Prickett, Jones, Elliott, Kristol & Schnee.

                 (r) "Notice" means this Notice of Pendency of Class Action, Proposed Revised Settlement of Class Action and Settlement Hearing.

                 (s) "Plaintiffs' Counsel" or "Class Counsel" means the law firms of Rosenthal, Monhait, Gross & Goddess, P.A., Goodkind Labaton Rudoff & Sucharow LLP, and Burt & Pucillo.

                 (t) "Revised Settlement" means the settlement contemplated by the Second Stipulation.

                 (u) "Effective Date" means the date upon which the Order entered by the Court approving the Revised Settlement becomes final and not subject to appeal, as described in greater detail in section 5 of the Second Stipulation.

                 (v)      "Parties" means Plaintiffs and Defendants.

                 (w) "Person" means an individual, a corporation, a partnership (either limited or general), an associate, a trust, a joint venture, or any other entity or organization.

                 2.       SETTLEMENT CONSIDERATION

         In full and final disposition, settlement, discharge, release and satisfaction of any and all Settled Claims, Plaintiffs and Defendants have agreed as follows:

                 (a) Within ten (10) calendar days of the Effective Date, Legend and/or RGI shall cause $1.2 million to be delivered to a bank account under the control of Plaintiffs' Counsel ("Escrow Agent"). That sum shall constitute the Settlement Fund, which will be maintained at interest and held for distribution as provided for in the Second Stipulation and as summarized below.

                 (b) On the Effective Date, Legend and RGI will modify the Morgens Loan (i) to reduce the interest rate effective as of January 1, 1997, from the Prime Rate plus 2%, to the lower of the Prime Rate plus 2% or the 30-day London Interbank Borrowing Rate ("LIBOR") plus 2.5%, (ii) provide that no principal or interest is due or payable until December 31, 1998, although interest shall continue to accrue, unless a refinancing or other source of payment is available sooner, (iii) to forbear from enforcing any defaults existing as of the Effective Date until December 31, 1998, and

(iv) to delete the Repayment Requirement that Legend pay to RGI 100% of the net sales proceeds from the Lynnwood Shopping Center, and instead permit Legend to retain the net proceeds of such sale for its use. Nothing in the Stipulation prohibits Legend from voluntarily making payments of principal to the Morgens Loan. The agreement effectuating this modification has been reviewed by Plaintiffs' Counsel.

                 (c) On the Effective Date, Legend and RGI will modify the SoGen Loan (i) to reduce the interest rate effective as of January 1, 1997, from the Prime Rate plus 6%, to the lower of the Prime Rate plus 2% or the 30-day LIBOR rate plus 2.5%, (ii) to provide that no principal or interest is due or payable until December 31, 1998, although interest shall continue to accrue, unless a refinancing or other source of payment is available sooner,
(iii) to forbear from enforcing any defaults existing as of the Effective Date until December 31, 1998. Nothing in the Stipulation shall prohibit Legend from voluntarily making payments of principal on the SoGen Loan. The agreement effectuating this modification has been reviewed by Plaintiffs' Counsel.

                 (d) RGI and Legend have agreed they will make no modifications to the SoGen or Morgens Loans through their maturity, except as contemplated by subsection (g) below. Legend, however, may modify the SoGen and Morgens Loans: (i) if a modification is necessary to enable Legend to refinance its existing indebtedness as of the Effective Date; (ii) if a modification is necessary to enable Legend to incur additional indebtedness from unaffiliated parties; or (iii) the modification is on terms and conditions no less favorable to Legend than the terms set forth in the modification agreements for the SoGen and Morgens Loans as of the date hereof; provided, however, that any modification contemplated by (i)-(iii) above will not increase the interest rate on these loans and must be approved by Legend's Board, including a majority of the independent directors.

                 (e) On or before the Effective Date, Legend and RGI will reduce the interest rate on the Advances effective as of January 1, 1997, to the Prime Rate plus 2%, and the principal and accrued interest on the Advances shall be repaid on or before the Effective Date with the proceeds of the working capital loan described in subparagraph 2(f) below. The agreement effectuating this loan modification has been reviewed by Plaintiffs' Counsel.

                 (f) On or before the Effective Date, RGI will provide a line of credit to permit Legend to borrow up to an aggregate of $21 million, $2.6 million of which shall be used to repay the Advances. The interest rate on all draws under the line of credit will be equal to the Prime Rate plus 2% and will mature on December 31, 1998. The interim financing draws on the line of credit will be secured by one or more mortgages on certain of Legend's properties.

                 (g) RGI agrees to use its best efforts to assist Legend in attempting to refinance the Morgens and/or the SoGen Loans as soon as practicable. If the refinancing of the Morgens and/or SoGen Loans is provided by RGI it will be at the interest rates set forth in subsections 2(b) and 2(c) above through the period ending September 30, 1999. If the refinancing of the Morgens and/or SoGen Loans is provided by someone other than RGI, it shall be on terms generally available in the market except that Legend shall pay interest at no more than Prime Rate plus 3.5% or the 30-day LIBOR rate plus 3.0%, through the period ending September 30, 1999. RGI, however, is not required to refinance either the Morgens or SoGen Loans upon their maturity.

                 (h) Defendants agree that Plaintiffs, Plaintiffs' Counsel and the pendency of prosecution of this Action substantially and materially contributed to the emergence of the Apollo and Beal proposals for the acquisition of Banyan described in paragraphs 8, 12 and 18 above, and to Banyan's making available to its shareholders the additional information contained in the Supplement.

                 3.       ADMINISTRATION OF SETTLEMENT FUND

                 (a) Payment of such fees and expenses as the Court allows Plaintiffs' Counsel pursuant to the application described in Section G below shall be made from the Settlement Fund at such time as the Court directs.

                 (b) Plaintiffs' Counsel has retained a Settlement Administrator for the purpose of administering the Settlement Fund and for providing services with respect to such administration including, without limitation, preparation of appropriate computer records of names and addresses of Class Members, review of Proofs of Claim submitted by Class Members, calculation of distributions, preparation and distribution of checks, and preparation and filing of any necessary tax returns. Any such services are to be performed under the supervision of Plaintiffs' Counsel and subject to the jurisdiction of the Court. All fees and expenses of the Settlement Administrator incurred in connection with the administration of the Revised Settlement, other than the expenses of providing this Notice and Publication Notice (which Legend has agreed to pay) shall be paid out of the Settlement Fund subject to the approval of the Court.

                 (c) The Settlement Fund, less such deductions for attorneys' fees, expenses, taxes and administration expenses as the Court allows, shall be distributed to the Class Members who (i) held Banyan stock on December 31, 1996 at the time the Merger became effective, and (ii) submit valid Proofs of Claim in the form attached hereto.

                 (d) The Settlement Administrator shall review Proofs of Claim received and recommend acceptance or rejection to Plaintiffs' Counsel. A Proof of Claim shall be deemed accepted unless the Person submitting it is informed to the contrary pursuant to the procedures in subparagraph 3(e) below.

                 (e) During administration of the Revised Settlement, if any question arises as to whether or not a Person is entitled to share in the distribution of the Settlement Fund, Plaintiffs' Counsel and/or the Settlement Administrator may request from such Person any documents or other information establishing that the person owned Banyan stock on December 31, 1996 at the time the Merger became effective and/or the number of Banyan shares held by that Person. Plaintiffs' Counsel shall determine whether and the extent to which the Person is entitled to share in the distribution of the Settlement Fund and, if there is any difference between the Person's assertions and Plaintiffs' Counsel's determinations, Plaintiffs' Counsel shall notify the Person in writing by certified mail, return receipt requested, of their determination, the reasons therefor, and the Person's entitlement to a hearing. Any Person who wants to contest the determination by Plaintiffs' Counsel shall, within thirty (30) days after the date of Plaintiffs' Counsel's letter, file with the Register in Chancery a written request for a hearing ("the Request"). A copy of the Request shall be mailed to Plaintiffs' Counsel on or before the date it is filed with the Register. If the Register does not receive a Request within the above thirty (30) days time limitation (which the Court may waive upon good cause shown), the Person shall be deemed to have consented to the determination of Plaintiffs' Counsel. The Register in Chancery shall give notice of all hearings upon any claim to participate in the Settlement Fund to Plaintiffs' Counsel and to the affected Person.

                 (f) To be valid, a Proof of Claim must be postmarked no later than ninety (90) days after the date of this Notice.

                 (g) Plaintiffs' Counsel may, in their discretion, employ a search firm to ascertain current addresses for Banyan shareholders on December 31, 1996, mailings to whom are returned for lack of a current address. All fees and expenses of the search firm shall be paid from the Settlement Fund, subject to the approval of the Court.

                 (h) After Plaintiffs' Counsel determine, subject to the approval of the Court, that all reasonable efforts have been made to ascertain current addresses for all Persons who may be entitled to participate in the distribution of the Settlement Fund, and a final determination has been made as to all Proofs of Claim submitted, the balance of the Settlement Fund shall be distributed as follows:

                          (1)     any applicable taxes on the interest earned
by the Settlement Fund shall be paid;

                          (2)     payment shall be made to the search firm (if
any) and the Settlement Administrator of all fees and expenses as approved by the Court;

                          (3)     Plaintiffs' Counsel shall be reimbursed
expenses incurred incident to administration of the Revised Settlement, as approved by the Court; and

                          (4)     remaining funds shall be distributed to
Persons who submit a valid Proof of Claim pro rata based on the number of shares for which their Proofs of Claim had been approved.

                 (i) No portion of the Settlement Fund shall be returned to either RGI or Legend.

                 (j) All Persons who receive the Notice or a subsequent communication concerning this Action shall be responsible for informing the Settlement Administrator of any change in address so that subsequent communications may be received. Class Members shall be solely responsible for all consequences of their failure to inform the Settlement Administrator of any change in address including, without limitation, failure to receive any notices pursuant to paragraph 3(e) or failure to receive a share of the Settlement Fund.

         D.      REASONS FOR THE SETTLEMENT

         1. Before and continuing after the agreement in principle to settle the Action, Plaintiffs' Counsel conducted a thorough investigation into the allegations raised in the Second Complaint. Having made such examination, and in light of the facts developed in discovery, the events, and agreements described herein, and considering the applicable law, and having engaged in extensive arm's-length negotiations with Defendants' Counsel with respect to possible compromise and settlement of claims asserted in the action, Plaintiffs' Counsel concluded that the terms and conditions of the Revised Settlement are fair, reasonable, adequate, and in the best interests of the Plaintiffs and the Class.

         2. The Plaintiffs, on behalf of themselves and the Class, consider it desirable and in the best interests of members of the Class to resolve the Action and the claims alleged therein on the terms and conditions set forth in the Second Stipulation, after considering (i) the benefits the members of the Class will receive from the Revised Settlement in light of Legend's current financial condition and stock price; (ii) the desirability of permitting the Revised Settlement to be consummated as provided by the terms of the Second Stipulation; (iii) the uncertainty of the outcome if the Plaintiffs' claims were litigated to a conclusion; (iv) RGI's status as a major creditor of Legend; and (v) the conclusion of Class Counsel that the Revised Settlement provided is fair, reasonable, adequate, and in the best interests of the Plaintiffs and members of the Class.

         3. Defendants deny all liability with respect to any and all facts or claims alleged in the Action but consider it desirable that the Action be settled and compromised in accordance with the terms of the Second Stipulation because the Revised Settlement (i) would avoid the expense, inconvenience, and distraction of continued litigation; (ii) would finally put the Plaintiffs' claims to rest; and (iii) in defendants' view, would benefit Legend and all members of the Class.
Defendants expressly deny that they have engaged in any wrongful or illegal activity or that they have violated any laws, regulations, or fiduciary duties, and deny that any person or entity has suffered any damage or harm as a result of defendants' conduct.

         4. The Second Stipulation shall not be construed or deemed to be evidence or an admission or concession on the part of any of the defendants of any fault or liability, or damages whatsoever, and defendants do not concede any infirmity in the defenses which they have asserted or intend to assert in the Action.

         E.      CLASS ACTION DETERMINATION

         The Court in its Scheduling Order certified the Action as a class action for settlement purposes only, pursuant to Rules 23(a) and 23 (b)(1) and
(b)(2) of the Chancery Court Rules, consisting of all record and beneficial holders of Banyan from October 9, 1996 through December 31, 1996 and their successors in interest, transferees and assigns, immediate and remote, excluding defendants in this action, members of the immediate family of each individual defendant and any entity in which any defendant has a controlling interest (the "Class"). There is no right of Class members to request exclusion from the Class.

         At the Settlement Hearing, the Court will determine whether or not the Class should be permanently certified and be bound by the Order and Final Judgment described below. ALL MEMBERS OF THE CLASS WILL BE BOUND BY THE ORDER AND FINAL JUDGMENT IF THE CLASS IS PERMANENTLY CERTIFIED AND THE COURT APPROVES THE REVISED SETTLEMENT.

         F.      RELEASE AND DISMISSAL OF CLAIMS - ORDER AND FINAL JUDGMENT

         1. If the Court approves the Revised Settlement, and the approval becomes effective, Plaintiffs and members of the Class on behalf of themselves, their heirs, executors, administrators, successors and assigns, and any persons they represent, will be deemed to have released and forever discharged, and shall forever be enjoined from prosecuting, the Defendants with respect to each and every Settled Claim (as defined above).

         2. If the Court approves the Revised Settlement and the approval becomes effective, then all claims which have or could have been asserted in the Action will be dismissed on the merits and with prejudice as to all Class Members and all Class Members shall be forever barred from prosecuting a class action or any other action arising out of the facts and circumstances which have been or could have been alleged in this litigation against any Defendant, including, but not limited to, the validity or invalidity of the Merger or the validity or invalidity of the shareholder vote on the Merger but excluding the claims asserted in the New York Action.

         G.      PLAINTIFFS' ATTORNEYS' FEES AND EXPENSES

         At the Settlement Hearing or at such other time as the Court may direct, Class Counsel intend to apply for an award of attorneys' fees and reimbursement of reasonable costs and expenses in the aggregate not to exceed $495,000, which includes reimbursement of approximately $___________ in expenses incurred by Plaintiffs and by their counsel in connection with the Action and Plaintiffs' opposition to the Merger. Defendants will not object to such application for fees and expenses. The parties intend that the reasonable legal fees and expenses of objector Palm Finance Corporation (the objector to the original settlement) shall be reimbursed from the sum the Court allows. Payment may be made from the Settlement Fund on or any time after the Effective Date. Defendants shall not otherwise be liable to Plaintiffs or their attorneys or other agents for any fees, expenses or disbursements in connection with this Action.

         H.      RIGHT TO APPEAR AT SETTLEMENT HEARING

         Any Class member who objects to the Second Stipulation, the Revised Settlement, the class action determination, the Order and Final Judgment to be entered herein, and/or the application for attorneys' fees and expenses, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant, PROVIDED, HOWEVER, THAT NO PERSON OTHER THAN THE NAMED PLAINTIFFS AND DEFENDANTS AND THEIR COUNSEL IN THE ACTION SHALL BE HEARD, AND NO PAPERS, BRIEFS, PLEADINGS, OR OTHER DOCUMENTS SUBMITTED BY ANY SUCH PERSON SHALL BE RECEIVED OR CONSIDERED BY THE COURT (UNLESS THE COURT IN ITS DISCRETION SHALL THEREAFTER OTHERWISE DIRECT, UPON APPLICATION OF SUCH PERSON AND FOR GOOD CAUSE SHOWN), UNLESS NO LATER THAN TEN DAYS PRIOR TO THE SETTLEMENT HEARING, SUCH PERSON HAS SERVED AND FILED A DOCUMENT CONTAINING THE FOLLOWING INFORMATION IN THE MANNER PROVIDED BELOW - (i) A notice of the intention to appear, (ii) a statement of such person's objections to any matter before the Court, and (iii) the grounds therefor or the reasons for such person desiring to appear and to be heard. The writing shall include all documents and writings which such person desires the Court to consider, and shall be filed by such person with the Register in Chancery, Court of Chancery, Daniel L. Herrmann Courthouse, 1020 N. King Street, Wilmington, DE 19801, and served by mail, express service or hand delivery on:


                                  Norman M. Monhait, Esquire
                                  Rosenthal, Monhait, Gross & Goddess, P.A.
                                  Suite 1401, Mellon Bank Center
                                  P.O. Box 1070
                                  Wilmington, DE 19899
                                  (302) 656-4433
                                  ATTORNEYS FOR PLAINTIFFS

                                  Wayne J. Carey, Esquire
                                  Prickett, Jones, Elliott, Kristol & Schnee
                                  1310 King Street
                                  P.O. Box 1328
                                  Wilmington, DE 19899
                                  (302) 888-6519

                                           -AND-

                                  Allan T. Slagel, Esquire
                                  Shefsky & Froelich Ltd.
                                  444 North Michigan Ave.
                                  Suite 2500
                                  Chicago, IL 60611
                                  ATTORNEYS FOR DEFENDANTS


         I. NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS

         Brokerage firms, banks, and other persons or entities who held Banyan shares from October 9, 1996 through December 31, 1996 as record owners but not as beneficial owners are directed promptly to send this Notice to all their beneficial owners. If additional copies of the Notice are needed for forwarding to beneficial owners of Banyan stock, requests for such additional copies should be made to:

                                  BANYAN LITIGATION ADMINISTRATOR
                                  P.O. BOX 935
                                  PLYMOUTH MEETING, PA 19462

         Alternatively, you may send the names and addresses of your beneficial owners to the above address and Notices will be mailed to them.

         J.      INTERIM-INJUNCTION

         Pending final determination of whether the Second Stipulation should be approved, the Plaintiffs and all members of the Class, and any of their respective representatives, trustees, successors, heirs and assigns, shall not commence or prosecute any action either directly or in any other capacity which asserts Settled Claims against any of the Defendants.

         K.      EXAMINATION OF PAPERS AND INQUIRIES

         This Notice is not a comprehensive description of the Action, the terms of the Revised Settlement, the Settlement Hearing and related matters. For a more detailed statement of the matters involved in this litigation, reference is made to the pleadings, the Second Stipulation, the Orders entered by the Court, and other papers filed in this litigation which unless sealed, may be inspected at the office of the Register in Chancery of the Court of Chancery of the State of Delaware, Daniel L. Herrmann Courthouse, 1020 N. King Street, Wilmington, Delaware 19801, during regular business hours of each business day.

                                       ENTERED BY ORDER OF THE COURT:



Date:  September __, 1997              _________________________________
                                       Register in Chancery

                 IN THE CHANCERY COURT OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

---------------------------------------x
IN RE BANYAN MORTGAGE INVESTMENT FUND  :       CONSOLIDATED
SHAREHOLDERS LITIGATION                :       C.A. NO. 15287
---------------------------------------x

                    ORDER PURSUANT TO CHANCERY COURT RULE 23

         The parties to the above-captioned action (the "Action") having applied pursuant to Chancery Court Rule 23(e) for an order (the "Order") to approve the proposed Revised Settlement of the Action in accordance with the Second Stipulation and Agreement of Settlement entered into by the parties, dated September ____, 1997 (the "Second Stipulation"), and for the dismissal of the Action with prejudice upon the terms and conditions set forth in the Second Stipulation (the "Revised Settlement"), and all parties having consented to the entry of this Order, and all capitalized terms used herein having the meanings defined in the Second Stipulation,

         NOW THEREFORE, IT IS HEREBY ORDERED THAT:

                 1. For purposes of the Revised Settlement only, this Action is conditionally certified as class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2) on behalf of a class consisting of all record and beneficial holders of Banyan Mortgage Investment Fund ("Banyan") common stock from October 9, 1996 through December 31, 1996 and their successors in interest, transferees and assigns, immediate and remote, and excluding Defendants, members of the immediate family of each individual defendant and any entity in which any Defendant has a controlling interest (the "Class"). For purposes of the Revised Settlement only, Plaintiffs John A. Hinson, John W. Temple and Gary M. Goldberg are conditionally appointed as Class Representatives and their counsel, Burt & Pucillo; Goodkind, Labaton Rudoff & Sucharow LLP; and Rosenthal, Monhait, Gross & Goddess, P.A., as Class Counsel.

                 2. A hearing (the "Settlement Hearing") shall be held on _______________, 1997 at _______ ___.m. in the Court of Chancery, Daniel L.
Herrmann Courthouse, 1020 N. King Street, Wilmington, Delaware 19801 (a) to finally determine whether the Action satisfies the applicable prerequisites for class action treatment under Chancery Court Rules 23(a) and 23(b)(1) and (2);
(b) to determine whether the Court should approve the Revised Settlement as fair, reasonable and adequate, and in the best interests of the Class and should be approved by the Court; (c) to determine whether an Order and Final Judgment as provided in paragraph 5(c) the Second Stipulation should be entered in the Action pursuant to the Revised Settlement, inter alia, dismissing the Second Complaint with prejudice and on the merits against the Class Representatives and all other members of the Class; (d) to consider the application of Class Counsel for an award of fees and expenses; (e) to determine whether the releases by the Class and Class Representatives to the Defendants, as set forth in the Second Stipulation, should be provided to the Defendants; and (f) to hear and rule on such other matters as the Court may deem appropriate. Class Counsel's application for attorneys' fees and expenses may be heard by the Court at the Settlement Hearing or at such other time as the Court in its discretion deems appropriate.

                 3. The Court reserves the right to adjourn the Settlement Hearing, including consideration of the application for attorneys' fees and expenses without further notice other than by announcement at the Settlement Hearing or any adjournment thereof. The Court further reserves the right to enter the Order and Final Judgment approving the Second Stipulation and dismissing the Second Complaint on the merits and with prejudice regardless of whether it has approved or awarded attorneys' fees and expenses to Class Counsel pursuant to their application.

                 4. The Court reserves the right to approve the Revised Settlement at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Second Stipulation and without further notice to the members of the Class.

                 5. No later than thirty (30) days before the Settlement Hearing, Class Counsel and/or Defendants' Counsel shall cause to be mailed, by first-class mail, postage prepaid, a Notice of Pendency of Class Action, Proposed Revised Settlement of Class Action, and Settlement Hearing, substantially in the form attached to the Second Stipulation as Exhibit B (the "Notice"), to all members of the Class of record. All costs of the Notice shall be paid by Legend.

                 6. No later than thirty (30) days before the Settlement Hearing, Defendants shall cause a notice in substantially the form of Exhibit D to the Second

Stipulation to be published in the national edition of Investors Business Daily. All costs of this Publication Notice shall be paid by Legend.

                 7. Brokerage firms and other persons or entities who held Banyan shares on or after October 9, 1996 as record owners but not as beneficial owners shall be requested in the Notice promptly to send the Notice to all of their beneficial owners of Banyan shares on or after October 9, 1996. Class Counsel or their representatives shall make available additional copies of the Notice to any record holder requesting such for the purpose of distribution to such beneficial owners.

                 8. The contents of the Notice and Publication Notice ("Notices") are approved, and the Court finds that the form and method of notice specified herein is the best notice practicable under the circumstances and shall constitute due and sufficient notice of the Settlement Hearing and all other matters referred to in the Notices to all persons entitled to receive such Notice, and fully satisfies the requirements of due process and of Chancery Court Rule 23. Class Counsel and/or Defendants' Counsel shall, on or before the date of the Settlement Hearing, file a proof of mailing of the Notice as directed herein. Defendants' Counsel shall, on or before the date of the Settlement Hearing, file proof of publication of the notice for which paragraph 6 provides.

                 9. At the Settlement Hearing, any member of the Class who desires to do so may appear personally or by counsel, provided that a notice of appearance is served and filed as hereinafter provided, and show cause, if any: why the Revised Settlement should not be approved as fair, reasonable, adequate, and in the best interests of the Class; why judgment should not be entered dismissing with prejudice and on the merits all Settled Claims of the Class Representatives and all members of the Class and any of their respective representatives, trustees, successors, heirs and assigns, immediate and remote, against any or all Defendants, members of their immediate families and any entity in which any Defendant has a controlling interest; why the Court should not permanently bar and enjoin any institution or prosecution by the Class Representatives, Class Counsel, or any Class member, either directly or in any other capacity, from asserting all claims, rights or causes of action, whether known or unknown, that have been or could have been asserted in the Action; or why the Court should not grant an allowance of reasonable fees and expenses to Class Counsel for their services herein and actual expenses incurred, provided, however, that unless the Court in its discretion otherwise directs, no member of the Class or any other person (excluding a party) shall be heard or shall be entitled to contest the approval of the terms and conditions of the Revised Settlement or (if approved) the judgment to be entered thereon, or the allowance of fees and expenses to Class Counsel and no papers, briefs, pleadings or other documents submitted by any member of the Class or any other person (excluding a party) shall be received and considered, except by order of the Court for good cause shown, unless, not later than ten (10) days prior to the Settlement Hearing, the following documents are served and filed in the manner provided below: (a) a notice of intention to appear; (b) a detailed statement of such person's specific objections to any matter before the Court; and (c) the grounds for such objections and any reasons why such person desires to appear and be heard, as well as all documents and writings which such person desires this Court to consider. Such documents shall be served by first- class mail, express service or hand delivery upon the following counsel prior to filing such documents with the Court, and then filed with the Register in Chancery, Court of Chancery, Daniel L. Herrmann Courthouse, 1020 N. King Street, Wilmington, DE 19801:

                                  Norman M. Monhait, Esquire
                                  Rosenthal, Monhait, Gross & Goddess, P.A.
                                  Suite 1401, Mellon Bank Center
                                  919 N. Market Street
                                  P.O. Box 1070
                                  Wilmington, DE  19899
                                  (302) 656-4433
                                  Attorneys for Plaintiffs

                                  Wayne J. Carey, Esquire
                                  Prickett, Jones, Elliott, Kristol & Schnee
                                  1310 King Street
                                  P.O. Box 1328
                                  Wilmington, DE  19899
                                  (302) 888-6519

                                  Allan T. Slagel, Esquire
                                  Shefsky & Froelich Ltd.
                                  444 North Michigan Avenue
                                  Suite 2500
                                  Chicago, IL  60611
                                  (312) 527-4000
                                  Attorneys for Defendants

                 10. Unless the Court otherwise directs, no former stockholder of Banyan and no member of the Class or other person shall be entitled to object to the Revised Settlement, or to the Final Judgment to be entered herein, or otherwise to be heard, except by serving and filing written objections as described above. Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall be forever barred from raising such objection in this or any other action or proceeding and shall be bound by all the terms and provisions of the Second Stipulation and by all proceedings, orders and judgments in the Action.

                 11. Pending the final determination of whether the Second Stipulation and Revised Settlement should be approved, the Class Representatives, all members of the Class, and any of their respective representatives, trustees, officers, directors, agents, attorneys, heirs, affiliates, subsidiaries, successors and assigns are barred and enjoined from commencing or prosecuting any action asserting any claims, either directly, representatively, derivatively or in any other capacity, against any Defendant herein which are or relate to the Settled Claims as defined in the Second Stipulation.

                 12. If the Second Stipulation, including any amendment made in accordance with Paragraph 11(d) thereof, is not approved by the Court or is terminated or shall not become effective for any reason whatsoever, then
(a) the Second Stipulation shall become null and void and of no force and effect, (b) this Action will proceed on the basis of the Second Complaint; however, Defendants shall have the right to withdraw their Answer to the Second Complaint and file such motions as they individually or collectively deem appropriate and necessary, and (c) all negotiations and proceedings relating to the Second Stipulation shall be without prejudice to the rights of all parties hereto, who shall be restored to their respective positions existing immediately prior to the execution of the Second Stipulation.

                 13. In connection with effectuating the Revised Settlement, and prior to the Effective Date, Legend is permitted to undertake and engage in activities outside the ordinary course of business consistent with the terms and conditions of the Second Stipulation. Any actions or activities undertaken by Legend consistent with the terms and conditions of the Second Stipulation shall not be deemed to violate or breach the terms of the Status Quo Order entered by this Court on February 10, 1997 or the Amended Status Quo Order entered by this Court on June 11, 1997.





Dated:  September ___, 1997            ____________________________________
                                       CHANCELLOR

                 IN THE CHANCERY COURT OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

---------------------------------------x
IN RE BANYAN MORTGAGE INVESTMENT FUND  :       CONSOLIDATED
SHAREHOLDERS LITIGATION                :       C.A. NO. 15287
---------------------------------------x

                 SECOND STIPULATION AND AGREEMENT OF SETTLEMENT

                 Plaintiffs on their own behalf and on behalf of the Class (as defined below), and Defendants, each acting through their attorneys, hereby enter into this Second Stipulation and Agreement of Settlement (the "Second Stipulation") as of the _____ day of September, 1997 providing for a settlement of the above-captioned action (the "Action") on the terms and conditions set forth herein.

                 WHEREAS:

         A. On or about October 9, 1996, Banyan Mortgage Investment Fund ("Banyan") sent its shareholders a notice of a meeting of shareholders to be held on November 26, 1996 and a proxy statement and prospectus ("Proxy Statement") concerning a proposed merger (the "Merger") between Banyan and RGI U.S. Holdings, Inc. ("RGI/US"). Among other things, the Proxy Statement solicited the votes of Banyan's shareholders approving the Merger.

         B. On October 31, 1996, Plaintiffs John A. Hinson ("Hinson") and John W. Temple ("Temple"), who together owned more than 1.5 million Banyan shares, commenced Civil Action No. 15287 in this Court against Banyan, certain of its directors and officers ("Hinson Action"). Hinson and Temple brought the Hinson

Action on behalf of themselves and all other shareholders of Banyan, except for Defendants, members of the Defendants' families and entities controlled by any Defendant.

         C. Plaintiffs alleged that Banyan's Board of Directors had breached its fiduciary duties by failing to seek alternative change of control transactions other than the Merger with RGI/US or appropriately evaluate the alternative of liquidating Banyan. Plaintiffs also alleged that the Merger unfairly diluted the voting and equity interests of Banyan's shareholders since it would result in RGI Holdings, Inc. ("RGI"), the parent of RGI/US, owning approximately 75% of the outstanding common stock of Banyan, while the other shareholders would have their interests diluted to approximately 25% of Banyan's outstanding common stock. In addition, Plaintiffs alleged that the Proxy Statement was misleading and failed to disclose certain material information. Among other relief, Plaintiffs sought to enjoin the Merger, require the defendants to undertake additional activities to maximize shareholder value and disclose certain additional information to Banyan's shareholders in connection with their consideration of the Merger.

         D. Contemporaneously with the filing of their Complaint, Hinson and Temple moved for expedited discovery to support a motion to enjoin the Merger preliminarily. The Court granted the motion for expedited discovery and scheduled a preliminary injunction hearing for November 21, 1996.

         E. On November 13, 1996, Gary M. Goldberg, another Banyan shareholder, filed Civil Action No. 15340 ("Goldberg Action") asserting allegations substantially similar to those in the Hinson Action. The Hinson and Goldberg Actions were consolidated by Court Order dated December 11, 1996.

         F. The parties engaged in discovery, including the production and review of thousands of pages of documents and depositions of Leonard G. Levine, Banyan's President; Robert M. Ungerleider, one of its directors, and Michael Kollender of Josepthal Lyon Ross Incorporated, which had provided Banyan a fairness opinion in connection with the Merger. Plaintiffs filed their motion for preliminary injunction and opening brief in support of that motion on November 15, 1996.

         G. Contemporaneously with the ongoing discovery, Hinson sent communications to third parties seeking to elicit their interest in making competing offers for an alternative change in control or other transaction with Banyan.

         H. On or about November 15, 1996, Apollo Real Estate Advisors II, L.P. ("Apollo"), one of the third parties that Hinson had contacted, sent Banyan's directors a conditional proposal to acquire Banyan's outstanding common stock for $0.46875 per share in cash and to assume or purchase certain of Banyan's outstanding debt. Apollo's proposal was conditioned on, among other things, the results of its due diligence. Plaintiffs' Counsel sent Banyan's directors a letter urging them to postpone the November 26, 1996 shareholders' meeting for thirty (30) days, make due diligence materials available to Apollo, negotiate with Apollo to improve the terms of its offer, inform Banyan shareholders of the Apollo proposal and the information Plaintiffs alleged was omitted from the Proxy Statement, and afford Banyan shareholders the opportunity to withdraw any proxies submitted concerning the Merger.

         I. On or about November 18, 1996, Hinson sent a letter to Banyan shareholders who held their shares through brokerage houses and banks, stating his opposition to the Merger, informing them of the Apollo proposal and urging them to vote against the Merger.

         J. On or about November 19, 1996, Banyan's directors decided to postpone the vote of Banyan's shareholders on the Merger and to supplement the Proxy Statement. In light of these developments, the parties requested and the Court agreed to cancel the preliminary injunction hearing scheduled for November 21, 1996.

         K. After Apollo and Banyan signed a confidentiality agreement, Banyan provided Apollo access to the information and documents Apollo requested to conduct its due diligence in connection with its acquisition proposal. Thereafter, Apollo commenced its due diligence efforts.

         L.      On or about December 3, 1996, Banyan received a proposal from
D. Andrew Beal ("Beal") expressing interest in acquiring Banyan for $0.51 per share, subject to due diligence and other conditions. Banyan agreed to permit Beal to conduct due diligence subject to his entering into a confidentiality agreement similar to that signed by Apollo. Beal declined to enter into such a confidentiality agreement and consequently did not conduct due diligence in connection with his proposal.

         M. On December 6, 1996, Banyan's Board set 5:00 p.m. on December 9, 1996 as the deadline for receipt of a firm offer from anyone interested in a transaction with Banyan, including Apollo and Beal. Neither Apollo, nor anyone else, submitted a firm offer by the deadline.

         N. On or about December 9, 1996, RGI purchased a total of 6,766,600 shares of Banyan common stock in privately negotiated transactions from nine shareholders at prices ranging from $0.50 per share to $0.60 per share, all in excess of the market price, at that time, for Banyan stock (the "December 9 Purchases"). Each of the December 9 Purchases included a term pursuant to which each of the sellers revoked any previously voted proxies and granted RGI irrevocable proxies to vote the purchased shares in favor of the Merger. RGI also granted certain sellers price protection in the event that other shares of Banyan common stock were acquired by RGI at more favorable prices.

         O. On December 12, 1996, Hinson and Temple filed an individual action in the United States District Court for the Southern District of New York against RGI, RGI/US and Kenneth L. Uptain, President of RGI/US (the "New York Action"). Plaintiffs alleged that the December 9 Purchases constituted a tender offer under the Federal Securities Laws. The complaint sought equitable and financial relief. On February 19, 1997, RGI and Uptain answered the complaint and denied that the purchases violated the Federal Securities Laws.

         P. On or about December 10, 1996, Hinson sent a letter to all Banyan shareholders of record as of October 9, 1996, urging them to vote against the Merger.

         Q. Between December 13 and 17, 1996, Banyan sent a Supplement to the Proxy Statement ("Supplement"), to all Banyan shareholders of record as of October 9, 1996, advising them that the shareholders' meeting to consider the Merger was continued to December 27, 1996. The Supplement: described the proposals received from Apollo, Beal and another party, Banyan's responses thereto, and the absence of any firm offer; the status of the Action; additional valuation information underlying the Board's recommendation in support of the Merger, and advised that Banyan had entered into a contract for the sale of one of its properties at a price in excess of book value. Included with the Supplement was another letter from Hinson clarifying certain statements contained in his letter of December 10, 1996.

         R. On December 23, 1996, Apollo sent Banyan a revised conditional proposal which contemplated (1) RGI's acquiring most of Banyan's assets, except for certain tax-loss carry-forwards and Banyan's liabilities, (2) Apollo's making an investment in Banyan, and (3) Banyan's acquiring and developing new businesses, under the joint management of Apollo and RGI, so as to utilize the tax-loss carry- forwards to shelter future income.

         S. On December 24, 1996, Plaintiffs served and filed a Consolidated Amended and Supplemental Complaint. Among other things, this Complaint repeated the allegations of the Hinson and Goldberg Actions, and added factual allegations concerning the Apollo and Beal proposals and the Supplement, and a claim that the December 9 Purchases constituted unlawful vote buying.

         T. The Banyan shareholders' meeting reconvened on December 27, 1996. The polls remained open until 3:00 p.m. on December 30, 1996. First Chicago Trust Company ("First Chicago"), Banyan's transfer agent, served as inspector of elections. The final proxy vote tabulation, as certified by First Chicago, showed that 47,307,527 shares were eligible to vote, 23,862,753 shares were voted in favor of the Merger,

10,414,143 shares were voted against the Merger, and 844,969 shares abstained. Consequently, the Merger received the votes of 208,990 shares more than the minimum necessary for approval. On December 31, 1996, a certificate of merger was filed with the Delaware Secretary of State, thereby effectuating the Merger.

         U. The vote tabulation as certified by First Chicago also reported that Banyan's shareholders approved an amendment to Banyan's Certificate of Incorporation to effect a 1:25 "reverse stock split."

         V. On January 8, 1997, Plaintiffs filed an application pursuant to 8 Del. C. Section 225(b) seeking judicial review of the certified vote on the Merger. Plaintiffs' Section 225 application contended that: (i) the Merger was approved by fewer than 210,000 shares, (ii) many shareholders had sought to revoke proxies initially voting in favor of the Merger so as to vote against the Merger, and (iii) Banyan had announced varying results of the vote. Plaintiffs sought an expedited hearing on the Section 225 application.

         W. The Court scheduled a hearing on Plaintiffs' Section 225 application for March 4, 1997. The parties engaged in discovery incident to that application, including a review of documents obtained from First Chicago and other third parties, and depositions of Hinson and representatives of PaineWebber Incorporated, Beacon Hill Partners (Hinson's proxy solicitor in connection with the Merger) and Corporate Investor Communications (Banyan's proxy solicitor in connection with the Merger).

         X. The March 4 hearing was postponed at the direction of the Court. In the interim, the parties entered into discussions with a view towards finding a mutually agreeable basis for resolving the Action. Shortly thereafter, the parties reached an agreement in principle to settle the Action.

         Y. On April 14, 1997, Plaintiffs served a Second Consolidated Amended and Supplemental Complaint ("Second Complaint"). This pleading repeated the allegations of the Consolidated Amended and Supplemental Complaint, added the claims underlying Plaintiffs' application pursuant to 8 Del. C. Section 225, and added RGI and RGI/US as defendants.

         Z. By Stipulation and Agreement of Settlement dated April 15, 1997, the parties proposed for Court approval a settlement of the Action. After notice and a hearing held on June 19, 1997, the Court, by a Memorandum Opinion dated July 23, 1997, declined to approve the proposed settlement.

         AA.     Thereafter, the parties engaged in further negotiations
seeking to resolve the claims asserted in the Action on a mutually satisfactory basis, consistent with the issues raised by the Court in its Memorandum Opinion. The parties now propose a revised settlement on the terms and conditions set forth in this Second Stipulation.

         BB.     Plaintiffs' Counsel have conducted a thorough investigation of the facts and legal principles relating to the Plaintiffs' claims and the underlying events and transactions alleged in the Second Complaint.
Plaintiffs' Counsel have engaged in extensive, arm's-length negotiations with Defendants' Counsel with respect to the possible compromise and settlement of Plaintiffs' asserted or potential claims against Defendants. Plaintiffs and Plaintiffs' Counsel, in light of these investigations and negotiations, have concluded that settlement of the Action and resolution of the claims of the Class on the terms set forth in this Second Stipulation (the "Revised Settlement"), is fair, reasonable and adequate and is in the best interests of Plaintiffs and the Class.

         CC.     Defendants deny all allegations of wrongdoing and liability asserted in the Second Complaint or otherwise in the Action and have asserted that the claims alleged therein are without merit, that the Defendants have meritorious defenses to those claims, that the conduct of the Defendants has, at all times, been legal and proper and that a judgment should be entered dismissing the claims against the Defendants with prejudice.

         DD.     Solely for purposes of this Revised Settlement, Defendants have consented to a conditional certification of the Action as a plaintiff class action pursuant to Rules 23(a) and 23(b)(1) & (2) of the Rules of the Court of Chancery of the State of Delaware.

         EE.     Without in any way acknowledging any fault or liability in the
Action and in the New York Action, Defendants also desire to settle, compromise and terminate the Plaintiffs' and the Class's claims against them in order to avoid the further substantial expense, inconvenience and distraction of this burdensome and potentially protracted litigation, to resolve promptly any uncertainty as to the effectiveness of the Merger, and to put to rest forever all claims which have or could have been asserted against them herein, or which arise from or are in any way related to the acts, transactions or occurrences alleged in the Second Complaint (with the exception of the claims actually asserted in the New York Action).

         NOW, THEREFORE; IT IS HEREBY STIPULATED AND AGREED, between and among the undersigned parties, through their respective counsel, and subject to all of the terms and conditions set forth herein and the approval of the Court, that the Action, as well as any and all of the claims and causes of action of any nature or description relating to the acts, transactions or occurrences alleged in the Action, which have or could have been asserted therein against some or all of the Defendants (except the claims actually asserted in the New York Action) be, and the same hereby are, compromised and settled on the terms and conditions hereinafter set forth.



                 1.       DEFINITIONS

                 In addition to the terms defined in the recitals above or otherwise in this Second Stipulation, for purposes of this Second Stipulation:

                          (a)     "Second Complaint" shall mean the Second
Consolidated Amended and Supplemental Complaint served on or about April 14,
1997.

                          (b)     "Plaintiffs" shall mean John A. Hinson, John
W. Temple, Gary M. Goldberg, and the Class (as defined below).

                          (c)     "Legend" shall mean Legend Properties Inc.,
the Delaware corporation which survived the merger of Banyan and RGI/US, formerly known as Banyan Mortgage Investment Fund, any and all of its successors, assigns, direct and indirect subsidiaries or parent entities or corporations, affiliates, officers, directors, representatives, insurers, reinsurers, fiduciaries, employees, agents, attorneys, accountants, trustees thereof and all persons acting or claiming through, under or in concert with Legend.

                          (d)     "Defendants" shall mean Walter E. Auch, Sr.,
Robert M. Ungerleider, Banyan, RGI, Legend, RGI/US and their respective present and former agents, attorneys, accountants, employees, officers, directors, trustees, heirs, executors, administrators, representatives, insurers, reinsurers, fiduciaries, successors and assigns.

                          (e)     "Class" and/or "Class Members" shall mean,
for purposes of this Second Stipulation only, all record and beneficial holders of Banyan common stock from October 9, 1996 through December 31, 1996 and their successors in interest, transferees and assigns, immediate and remote.
Excluded from the Class are Defendants, members of the immediate family of each individual defendant and any entity in which any Defendant has a controlling interest.

                          (f)     "Settled Claims" shall mean and include any
and all claims, demands, rights, liabilities, suits, actions or causes of action, damages, losses, obligations or judgments of any kind or nature whatsoever, whether asserted or unasserted, known or unknown, contingent or absolute, disclosed or undisclosed, matured or unmatured, which have been, could have been or in the future can or might be asserted in the Action, or in any court, tribunal or proceeding, including, but not limited to, any claim that the Merger under Delaware law, Section 225 of the Delaware Corporation Law or any other applicable law, rule or statute was invalid, void or legally deficient in any way whatsoever, any and all claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of federal securities laws or otherwise, but excluding the claims actually asserted in the New York Action concerning the December 9 Purchases) by Plaintiffs against Defendants, which have arisen, could have arisen or hereafter arise out of or relate in any manner whatsoever, directly or indirectly, to the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth, or otherwise referred to or related to, directly or indirectly, in the Second Complaint.

                          (g)     The "Morgens Loan" shall mean loans
previously made to Legend by a group of lenders for which Morgens, Waterfall, Vintiadis & Co., Inc. served as agent, which RGI had purchased in or about May, 1996 and which, as of December 31, 1996, had an outstanding principal balance of $24,258,788.24.

                          (h)     The "SoGen Loan" shall mean the loan
previously made to Legend by Societe General, Southwest Agency, which RGI had purchased in or about May, 1996, and which, as of December 31, 1996, had an outstanding principal balance of $6,391,083.88.

                          (i)     The "$800,000 Advance" shall mean the
unsecured loans totaling $800,000 RGI made to Legend on December 31, 1996 and during January 1997 at an interest rate of the Prime Rate plus 5%.

                          (j)     The "$1.8 Million Advance" shall mean the
unsecured loans totaling $1.8 million RGI made to Legend during February 1997 at an interest rate of the Prime Rate plus 3%.

                          (k)     The "Advances" shall mean the $800,000 Advance
and the $1.8 Million Advance, collectively.

                          (l)     The "Repayment Requirement" shall mean any
undertakings incident to Legend's anticipated sale of its Lynwood Shopping Center property that require Legend to pay the net proceeds resulting from that sale, estimated to be approximately $5 million, to RGI as a payment against principal and interest on the Morgens Loan.

                          (m)     The "Prime Rate" shall mean on any day the
prime rate as published in The Wall Street Journal by Dow Jones & Company, Inc., changing as such prime rate changes.

                          (n)     "Banyan" shall mean Banyan Mortgage
Investment Fund, Inc., the Delaware corporation which was merged with RGI/US to form Legend, and any and all of its successors, assigns, direct or indirect subsidiaries or parent entities or corporations, affiliates, officers, directors, representatives, insurers, reinsurers, fiduciaries, employees, agents, attorneys, accountants, trustees thereof and all persons acting or claiming through, under or in concert with Banyan.

                          (o)     "RGI" shall mean RGI Holdings, Inc., a
Washington State corporation, which is the parent of RGI/US, and any and all of its successors, assigns, direct and indirect subsidiaries or parent entities or corporations, affiliates, officers, directors, representatives, insurers, reinsurers, fiduciaries, employees, agents, attorneys, accountants, trustees thereof and all persons acting or claiming through, under or in concert with RGI.

                          (p)     "New York Action" shall mean the action
captioned John A. Hinson and John W. Temple v. RGI Holdings, Inc., RGI/US Holdings, Inc. and Kenneth L. Uptain, filed in the United States District Court for the Southern District of New York.

                          (q)     "Defendants' Counsel" shall mean the law
firms of Shefsky & Froelich Ltd., and Prickett, Jones, Elliott, Kristol &
Schnee.

                          (r)     "Notice" means the Notice of Pendency of
Class Action, Proposed Revised Settlement of Class Action and Settlement Hearing, which is to be sent to members of the Class, in the form attached hereto as Exhibit B.

                          (s)     "Order and Final Judgment" means the proposed
order in the form attached hereto as Exhibit C.

                          (t)     "Order Pursuant to Chancery Court Rule 23"
means the order proposed in the form attached hereto as Exhibit A.

                          (u)     "Plaintiffs' Counsel" means the law firms of
Rosenthal, Monhait, Gross & Goddess, P.A., Goodkind Labaton Rudoff & Sucharow LLP, and Burt & Pucillo.

                          (v)     "Publication Notice" means the summary notice
of proposed settlement and hearing for publication in the form attached hereto as Exhibit D.

                          (w)     "Revised Settlement" means the settlement
contemplated by this Second Stipulation.

                          (x)     "Proof of Claim" means the proposed Proof of
Claim Form in the form attached hereto as Exhibit E.

                          (y)     "Parties" means Plaintiffs and Defendants.

                          (z)     "Person" means an individual, a corporation,
a partnership (either limited or general), an associate, a trust, a joint venture, or any other entity or organization.



                 2.       SETTLEMENT CONSIDERATION

                 In full and final disposition, settlement, discharge, release and satisfaction of any and all Settled Claims, Plaintiffs and Defendants agree as follows:

                          (a)     Within ten (10) calendar days of the
Effective Date, Legend and/or RGI shall cause $1,200,000 to be delivered to a bank account under the control of Plaintiffs' Counsel ("Escrow Agent"). This sum shall constitute the Settlement Fund, which shall be maintained at interest and held for distribution as provided herein.

                          (b)     On the Effective Date, Legend and RGI will
modify the Morgens Loan (i) to reduce the interest rate effective as of January 1, 1997, from the Prime Rate plus 2%, to the lower of the Prime Rate plus 2% or the 30-day London Interbank Borrowing Rate ("LIBOR") plus 2.5%, (ii) provide that no principal or interest is due or payable until December 31, 1998, although interest shall continue to accrue, unless a refinancing or other source of payment is available sooner, (iii) to forbear from enforcing any defaults existing as of the Effective Date until December 31, 1998, and (iv) to delete the Repayment Requirement that Legend pay to RGI 100% of the net sales proceeds from the Lynnwood Shopping Center, and instead permit Legend to retain the net proceeds of such sale for its use. Nothing in this subparagraph shall prohibit Legend from voluntarily making payments of principal on the Morgens Loan. The agreement effectuating this modification has been reviewed by Plaintiffs' Counsel.

                          (c)     On the Effective Date, Legend and RGI will
modify the SoGen Loan (i) to reduce the interest rate effective as of January 1, 1997, from the Prime Rate plus 6%, to the lower of the Prime Rate plus 2% or the 30-day LIBOR rate plus 2.5%, (ii) to provide that no principal or interest is due or payable until December 31, 1998, although interest shall continue to accrue, unless a refinancing or other source of payment is available sooner,
(iii) to forbear from enforcing any defaults existing as of the Effective Date until December 31, 1998. Nothing in this subparagraph shall prohibit Legend from voluntarily making payments of principal on the SoGen Loan. The agreement effectuating this modification has been reviewed by Plaintiff's Counsel.

                          (d)     RGI and Legend agree they will make no
modifications to the SoGen or Morgens Loans through their maturity, except as contemplated by subsection 2(g) below and provided, further, that Legend may modify the SoGen and Morgens Loans: (i) if a modification is necessary to enable Legend to refinance its existing indebtedness as of the Effective Date;
(ii) if a modification is necessary to enable Legend to incur additional indebtedness from unaffiliated parties; or (iii) the modification is on terms and conditions no less favorable to Legend than the terms set forth in the modification agreements for the SoGen and Morgens Loans as of the date hereof; provided, however, that any modification contemplated by (i)-(iii) above will not increase the interest rate on these loans and must be approved by Legend's Board, including a majority of the independent directors.

                          (e)     On or before the Effective Date, Legend and
RGI shall reduce the interest rate on the Advances effective as of January 1, 1997, to the Prime Rate plus 2%, and the principal and accrued interest on the Advances shall be repaid on or before the Effective Date with the proceeds of the working capital loan described in subparagraph 2(f) below. The agreement effectuating this loan modification has been reviewed by Plaintiffs' Counsel.

                          (f)     On or before the Effective Date, RGI will
provide a line of credit to permit Legend to borrow up to an aggregate of $21 million, $2.6 million of which shall be used to repay the Advances. The interest rate on all draws under the line of credit will be equal to the Prime Rate plus 2% and will mature on December 31, 1998. The interim financing draws on the line of credit will be secured by one or more mortgages on certain of Legend's properties.

                          (g)     RGI agrees to use its best efforts to assist
Legend in attempting to refinance the Morgens Loan and/or the SoGen Loans as soon as practicable. If the refinancing of the Morgens and/or SoGen Loans is provided by RGI it will be at the interest rates set forth in subparagraphs 2(b) and 2(c) above through the period ending

September 30, 1999. If the refinancing of the Morgens and/or SoGen Loans is provided by someone other than RGI, it shall be on terms generally available in the market except that Legend shall pay interest at no more than Prime Rate plus 3.5% or the 30-day LIBOR rate plus 3.0%, through the period ending September 30, 1999. Nothing herein, however, shall require RGI to refinance either the Morgens or SoGen Loans upon their maturity.

                          (h)     Defendants agree that Plaintiffs, Plaintiffs'
Counsel and the pendency of prosecution of this Action substantially and materially contributed to the emergence of the Apollo and Beal proposals for the acquisition of Banyan described in recitals H, L and R above, and to Banyan's making available to its shareholders the additional information contained in the Supplement.



                 3.       ADMINISTRATION OF SETTLEMENT FUND

                          (a)     Payment of such fees and expenses as the
Court allows Plaintiffs' Counsel pursuant to the application described in paragraph 9 below shall be made from the Settlement Fund at such time as the Court directs.

                          (b)     Plaintiffs' Counsel shall retain a Settlement
Administrator for the purpose of administering the Settlement Fund and for providing services with respect to such administration including, without limitation, preparation of appropriate computer records of names and addresses of Class Members, review of Proofs of Claim submitted by Class Members, calculation of distributions, preparation and distribution of checks, and preparation and filing of any necessary tax returns. Any such services are to be performed under the supervision of Plaintiffs' Counsel and subject to the jurisdiction of the Court. All fees and expenses of the Settlement Administrator incurred in connection with the administration of the Revised Settlement, other than the expenses described in paragraph 4(a), shall be paid out of the Settlement Fund subject to the approval of the Court.

                          (c)     The Settlement Fund, less such deductions for
attorneys' fees, expenses, taxes and administration expenses as the Court allows, shall be distributed to the Class Members who (i) held Banyan stock on December 31, 1996 at the time the Merger became effective and (ii) submit valid Proofs of Claim in the form attached as Exhibit E hereto.

                          (d)     The Settlement Administrator shall review
Proofs of Claim received and recommend acceptance or rejection to Plaintiffs' Counsel. A Proof of Claim shall be deemed accepted unless the Person submitting it is informed to the contrary pursuant to the procedures in subparagraph 3(e) below.

                          (e)     During administration of the Revised
Settlement, if any question arises as to whether or not a Person is entitled to share in the distribution of the Settlement Fund, Plaintiffs' Counsel and/or the Settlement Administrator may request from such Person any documents or other information establishing that the Person owned Banyan stock on December 31, 1996 at the time the Merger became effective and/or the number of Banyan shares held by that Person. Plaintiffs' Counsel shall determine whether and the extent to which the Person is entitled to share in the distribution of the Settlement Fund and, if there is any difference between the Person's assertions and Plaintiffs' Counsel's determinations, Plaintiffs' Counsel shall notify the Person in writing by certified mail, return receipt requested, of their determination, the reasons therefor, and the Person's entitlement to a hearing. Any Person who wants to contest the determination by Plaintiffs' Counsel shall, within thirty (30) days after the date of Plaintiffs' Counsel's letter, file with the Register in Chancery a written request for a hearing ("the Request"). A copy of the Request shall be mailed to Plaintiffs' Counsel on or before the date it is filed with the Register. If the Register does not receive a Request within the above thirty (30) day time limitation (which the Court may waive upon good cause shown), the Person shall be deemed to have consented to the determination of Plaintiffs' Counsel. The Register in Chancery shall give notice of all hearings upon any claim to participate in the Settlement Fund to Plaintiffs' Counsel and to the affected Persons.

                          (f)     To be valid, a Proof of Claim must be
postmarked no later than ninety (90) days after the date the Notice is mailed to the Class.

                          (g)     Plaintiffs' Counsel may, in their discretion,
employ a search firm to ascertain current addresses for Banyan shareholders on December 31, 1996, mailings to whom are returned for lack of a current address. All fees and expenses of the search firm shall be paid from the Settlement Fund, subject to the approval of the Court.

                          (h)     After Plaintiffs' Counsel determine, subject
to the approval of the Court, that all reasonable efforts have been made to ascertain current addresses for all Persons who may be entitled to participate in the distribution of the Settlement Fund, and a final determination has been made as to all Proofs of Claim submitted, the balance of the Settlement Fund shall be distributed as follows:

                                  (i)      any applicable taxes shall be paid;

                                  (ii)     payment shall be made to the search
firm and the Settlement Administrator of all fees and expenses as approved by the Court;

                                  (iii)    Plaintiffs' Counsel shall be
reimbursed expenses incurred incident to administration of the Revised Settlement, as approved by the Court; and

                                  (iv)     remaining funds shall be distributed
to Persons who submit a valid Proof of Claim pro rata based on the number of shares for which their Proofs of Claim had been approved.

                          (i)     The Settlement Administrator shall deduct
from any sum to be paid to any Person participating in the distribution of the Settlement Fund any amount the Internal Revenue Code requires to be withheld and paid to the Internal Revenue Service.

                          (j)     No portion of the Settlement Fund shall be
returned to Legend or RGI.

                          (k)     All Persons who receive the Notice,
Publication Notice or a subsequent communication concerning this Action shall be responsible for informing the Settlement Administrator of any change in address so that subsequent communications may be received. Class Members shall be solely responsible for all consequences of their failure to inform the Settlement Administrator of any change in address including, without limitation, failure to receive any notices pursuant to paragraph 3(e) or failure to receive a share of the Settlement Fund.

                          (l)     All funds held by the Escrow Agent shall be
deemed to be in custodia legis of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned to the Defendants pursuant to this Second Stipulation and/or further order of the Court. The Escrow Agent shall invest and reinvest any sums in excess of $100,000 in United States Government obligations, with a maturity of 180 days or less, or in mutual funds, the investments of which are United States Government obligations, and shall collect and reinvest all interest accrued thereon. Any funds held in escrow in an amount of less than $100,000 may be held in an interest bearing bank account insured by the FDIC.

                          (m)     The Parties agree that the Settlement Fund is
intended to be a Qualified Settlement Fund within the meaning of Treasury Regulations Section 1.468B-1 and that the Escrow Agent, as administrator of the Settlement Fund within the meaning of Treasury Regulations Section 1.468B-2(k)(3), shall be responsible for filing tax returns for the Settlement Fund and paying from the Settlement Fund all (i) taxes, including any interest or penalty, arising with respect to the income earned by the Settlement Fund ("Taxes") and (ii) expenses and costs incurred in connection with the determination of the Settlement Fund's tax obligations, including any expenses of tax attorneys and accountants and mailing and distribution costs and expenses relating to filing or failure to file the returns ("Tax Expenses"). All Taxes and Tax Expenses shall be paid out of the Settlement Fund and in all events Defendants shall have no liability or responsibility for payment of Taxes or Tax Expenses. Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the

Revised Settlement and shall be timely paid by the Escrow Agent out of the Settlement Fund without prior Order from the Court. The Parties agree to cooperate with Plaintiffs' Counsel, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this Second Stipulation. Defendants' Counsel agree to provide promptly to the Escrow Agent the statement described in Treasury Regulation Section 1.468B-3(e). In the event that for any reason the income of the Settlement Fund is determined to be reportable by any of the Defendants, then the Escrow Agent shall reimburse such Defendant(s) for the incremental tax liability they incur by reason of such income, and in the event of any such reimbursement, the Defendant receiving such reimbursement shall repay the Settlement Fund for any tax savings or refund it ultimately receives when, as, and if, the income reported to such Defendant is deemed to be contributed back to the Settlement Fund.

                          (n)     The procedure for and the allowance or
disallowance by the Court of any applications by any of Plaintiffs' Counsel for attorneys' fees, costs and expenses to be paid out of the Settlement Fund are not a condition of the Revised Settlement. Any order or proceeding relating to the application of Plaintiffs' Counsel for attorneys' fees or expenses and any appeals from such order or any provision of the Order and Final Judgment relating only to attorneys' fees or expenses, shall not operate to terminate or cancel the Second Stipulation, or affect or delay the finality of the Order and Final Judgment approving the Second Stipulation.

                          (o)     Any member of the Class who does not file a
valid Proof of Claim with the Settlement Administrator will not be entitled to receive any of the proceeds from the Revised Settlement, but will otherwise be bound by all terms of the Second Stipulation and the Revised Settlement, including the terms of the judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against any Defendant concerning the Settled Claims.

                          (p)     Payment pursuant to this Second Stipulation
shall be final and conclusive against all Class Members. All Class Members whose claims are not approved by the Settlement Administrator or the Court shall be barred from participating in distributions from the Settlement Fund, but otherwise shall be bound by all of the terms of this Second Stipulation and the Revised Settlement, including the terms of the Order and Final Judgment entered in this Action, and the releases provided herein, and will be barred from bringing any action against the Defendants concerning the Settled Claims.

                          (q)     Except as provided in paragraph 4(a) hereof,
Defendants and Defendants' Counsel shall have no responsibility for the administration of the Settlement Fund, and shall have no liability to the Class or Class Members in connection with such administration. Defendants and Defendants' Counsel shall cooperate in the administration of the Revised Settlement to the extent reasonably necessary to effectuate its terms, including providing all information from their transfer records concerning the identity of Class Members and their transactions.

                 4.       IMPLEMENTATION AND SCHEDULING

                          (a)     As soon as practicable after execution of
this Second Stipulation, the Parties shall jointly apply to the Court for the approval of the Revised Settlement and for entry of an Order substantially in the same form annexed as Exhibit A hereto, providing, inter alia, for the mailing of a Notice in substantially the form of Exhibit B hereto to Class Members, and Notice by Publication in the national edition of the Investors' Business Daily in substantially the form of Exhibit D hereto. Legend shall pay the costs of printing and mailing the Notice to the Class Members and the cost of Publication Notice.

                          (b)     The Parties agree to cooperate in the prompt
submission of this Second Stipulation to the Court, to take all steps that may be required by the Court and otherwise to use their best efforts to consummate this Revised Settlement and to obtain the entry of a Final Judgment.

                          (c)     If the Court approves the Revised Settlement
following the hearing contemplated by Exhibit A hereto, the Parties shall jointly request the Court to enter an Order and Final Judgment substantially in the form of Exhibit C hereto.

                 5.       EFFECTIVE DATE

                 The Revised Settlement shall not become effective until the date upon which each and all of the following conditions have been satisfied (the "Effective Date"), unless one or more of the conditions is waived in a writing signed by the Parties waiving such condition(s).

                          (a)     the entry of an Order substantially in the
form of Exhibit A hereto;

                          (b)     the approval by the Court of the Revised
Settlement following Notice to Class Members and Publication Notice and a hearing as prescribed by the Court;

                          (c)     the entry by the Court of an Order and Final
Judgment, in all material respects in the form set forth in Exhibit C hereto, and the expiration of any time for appeal or review of such Order and Final Judgment, or, if any appeal is filed and not dismissed, after such Order and Final Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by the highest court to which such appeal may be taken, or, in the event the Court enters an Order and Final Judgment in a form other than that provided above ("Alternative Judgment") and none of the Parties elect to terminate this Revised Settlement, the date that such Alternative Judgment becomes final and is no longer subject to appeal or review. It shall not be considered a material difference if the Order and Final Judgment does not award Plaintiffs' Counsel attorneys' fees and expenses in any particular amount or if the Court reserves jurisdiction to award attorneys' fees in a separate Order. The Effective Date shall not be delayed by reason of any appeal relating solely to the award of Plaintiffs' Counsel's attorneys' fees or expenses.

                 6.       RIGHTS TO TERMINATE

         The Parties shall have the right to terminate the Revised Settlement in this Second Stipulation only by providing written notice of their election to do so ("Termination Notice") to all other Parties hereto within thirty (30) days of (a) the Court's declining to enter the Order Pursuant to Chancery Court Rule 23 in any material respect; (b) the Court's refusal to approve the Second Stipulation or any material part of it; (c) the Court's declining to enter the Order and Final Judgment in any material respect; (d) the date upon which the Order and Final Judgment is modified or reversed in any material respect by any court to which an appeal may be taken (other than with respect to any award of attorneys' fees or expenses); or (e) the date upon which an Alternative Judgment is modified or reversed in any material respect by an appellate court (other than with respect to any award of attorneys' fees or expenses).

                 7.       EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

                 In the event that the Court does not approve the Revised Settlement or, for any other reason, an Effective Date does not occur then (i) this Second Stipulation shall become null and void and of no force and effect, except that Legend shall not be entitled to reimbursement of costs of printing, mailing and publishing notice, (ii) this Action will proceed on the basis of the Second Complaint; however, Defendants shall have the right to withdraw their Answer to the Second Complaint and file such motions as they individually or collectively deem appropriate and necessary, and all negotiations and proceedings relating to this Second Stipulation shall be without prejudice to the rights of the Parties, who shall be restored to their respective positions existing immediately prior to the execution of this Second Stipulation.

                 8.       RELEASES

                          (a)     Upon the Effective Date, each of the
Plaintiffs, on behalf of themselves, their heirs, executors and administrators, successors and assigns and any Person(s) they represent, for good and sufficient consideration, shall be deemed to have remised, released and forever discharged the Defendants, their respective present and former agents, predecessors, servants, employees, officers, directors, heirs, administrators, executors, representatives, successors and assigns, including their attorneys, accountants, consultants, appraisers, and actuaries from each, every and all Settled Claims.

                          (b)     Upon the Effective Date, Defendants and their
present and former agents, predecessors, servants, employees, officers and directors shall be deemed to have remised, released and forever discharged each of the Plaintiffs and their attorneys from any and all claims, rights and causes of action arising out of or relating to any acts, conduct, facts or transactions arising out of or relating to the Merger, Plaintiffs' efforts to oppose the Merger, and/or the pendency and conduct of the Action.

                          (c)     Upon the Effective Date, Defendants, on
behalf of themselves and their respective heirs, executors and administrators, successors and assigns and any Person(s) they represent, for good and sufficient consideration, shall be deemed to have remised, released and forever discharged each of the other Defendants, their respective present and former agents, predecessors, servants, employees, officers, directors, heirs, executors, representatives, successors and assigns, including their attorneys, accountants, consultants, appraisers and actuaries from each, every and all Settled Claims.

                          (d)     With respect to any and all Settled Claims,
the Parties stipulate and agree that, upon the Effective Date, the Plaintiffs shall be deemed to have, and by operation of the judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and/or any similar provisions of law, and benefits of
Section 1542 of the California Civil Code, which provides:

                          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                          (e)     With respect to any and all Settled Claims,
each of the Plaintiffs, upon the Effective Date, shall be deemed to have, and by operation of the Order and Final Judgment shall have, waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, that is similar, comparable or equivalent to section 1542 of the California Civil Code. One or more of the Plaintiffs may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Settled Claims, but each Plaintiff, upon the Effective Date, shall be deemed to have, and by operation of the Order and Final Judgment shall have, fully, finally and forever settled and released any and all Settled Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

                 9.       ATTORNEYS' FEES AND EXPENSES

                 If the Court approves the Revised Settlement, Plaintiffs' Counsel will apply to the Court for an allowance of fees and expenses incurred in the prosecution of the Action in an amount not to exceed $495,000, to be paid from the Settlement Fund. Defendants will not object to the application. Payment of Plaintiffs' Counsel's attorneys' fees and expenses approved by the Court shall be made to Burt & Pucillo, who shall be responsible for their disbursement. The Parties intend that the reasonable legal fees and expenses of Palm Finance Corporation (the objector to the original settlement) shall be reimbursed from the sum the Court allows for Plaintiffs' Counsel's fees and expenses. Payment of Plaintiffs' Counsel's fees and expenses may be made from the Settlement Fund on or any time after the Effective Date. Defendants shall not otherwise be liable to Plaintiffs or Plaintiffs' Counsel or other agents or attorneys for any fees, expenses or disbursements in connection with this Action or the Settled Claims.

                 10.      NO ADMISSION

                 This Revised Stipulation, whether or not consummated, and any proceedings taken pursuant to it:

                          (a)     shall not be offered or received against the
Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Defendants of the truth of any fact alleged by Plaintiffs or the validity of any claim that had been or could have been asserted in the Action or in any litigation, including the New York Action, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, including the New York Action, or of any liability, negligence, fault, or wrongdoing of Defendants;

                          (b)     shall not be offered or received against the
Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant, or against the Plaintiffs as evidence of any infirmity in the claims of Plaintiffs;

                          (c)     shall not be offered or received against the
Defendants as evidence of a presumption, concession or admission of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the

Parties to this Second Stipulation, in any other civil, criminal or administrative action or proceeding other than such proceedings as may be necessary to effectuate the provisions of this Second Stipulation; provided, however, that if this Second Stipulation is approved by the Court, Defendants may refer to it to effectuate the liability protection and releases granted them hereunder; and

                          (d)     shall not be construed against the Defendants
or the Plaintiffs as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial.

                 11.      MISCELLANEOUS

                          (a)     This Second Stipulation shall be binding and
shall inure to the benefit of the Parties hereto and their respective successors, assigns, executors, administrators, heirs, and legal representatives; provided, however, that no assignment by any Party hereto shall operate to relieve such party hereto of its obligations hereunder and shall not be permitted without the prior written consent of all the other Parties.

                          (b)     This Second Stipulation may be executed in
two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                          (c)     This Second Stipulation, and the exhibits
hereto, constitute the sole and entire agreement among the Parties with respect to the subject matter hereof and no representations, warranties, inducements, promises, or agreements oral or otherwise not embodied or incorporated herein have been made concerning or in connection with this Second Stipulation, or the exhibits hereto. Any and all prior discussions, negotiations, agreements, commitments and understandings relating thereto, are superseded hereby and merged herein.

                          (d)     The terms or provisions of this Second
Stipulation may not be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by all Parties. The provisions of this Second Stipulation (including any time periods specified herein) may be modified by written agreement of all of the Parties with the consent of the Court without further notice to the Class unless the Court requires such notice.

                          (e)     Any failure by any party to insist upon the
strict performance by any other party of any of the provisions of this Second Stipulation shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Second Stipulation to be performed by such other party.

                          (f)     The captions contained in this Second
Stipulation are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this agreement or the intent of any provision hereof.

                          (g)     This Second Stipulation including, but not
limited to, the releases contained herein, shall be governed by, and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

                          (h)     This Second Stipulation shall not be
construed more strictly against one party than another merely by virtue of the fact that it may have been prepared by counsel for one of the Parties, it being recognized that, because of the arm's-length negotiations described above, all Parties hereto have contributed substantially and materially to the preparation of this Second Stipulation.

                          (i)     All personal pronouns used in this Second
Stipulation, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.

                          (j)     Each of the attorneys executing this Second
Stipulation on behalf of one or more of the Parties hereto warrants and represents that he or she has been duly authorized and empowered to execute this Second Stipulation on behalf of the indicated party.

                          (k)     The administration and consummation of the
Revised Settlement as embodied in this Second Stipulation and all final decisions on disputed questions of law and fact shall be under the authority of the Court.

                          (l)     All agreements or Court orders concerning the
confidentiality of information and/or documents exchanged to date, or the discussions leading up to this Revised Settlement, shall survive the execution of this Second Stipulation subject to Court of Chancery Rule 5(g).

                          (m)     The Parties represent that there is no
settlement of the New York Action. The Parties agree that this Revised Settlement is not intended to compromise, discharge, bar or release the claims actually asserted in the New York Action.

                          (n)     All the exhibits attached hereto are hereby
incorporated by reference as though fully set forth herein.

                          (o)     The Parties to this Second Stipulation intend
the Revised Settlement to be a final and complete resolution of all disputes asserted or which could have been asserted by Plaintiffs, against Defendants, or by Defendant against Plaintiffs, with respect to the Settled Claims. The Parties agree that the amount paid and the other terms of the Revised Settlement were negotiated at arm's-length, in good faith by the Parties, and reflect a Revised Settlement that was reached voluntarily after consultation with experienced legal counsel.

Dated:   September 17, 1997            ROSENTHAL, MONHAIT, GROSS
                                       & GODDESS, P.A.



OF COUNSEL:                            By:
                                          ------------------------------
                                          Suite 1401, Mellon Bank Center
Michael J. Pucillo                        P.O. Box 1070
BURT & PUCILLO                            Wilmington, Delaware  19899-1070
222 Lakeview Avenue                       (302) 656-4433
Suite 300 East                            Attorneys for Plaintiffs
West Palm Beach, FL  33401
(561) 835-9400

Lynda Grant
Kenneth McCallion
GOODKIND  LABATON RUDOFF
  & SUCHAROW LLP
100 Park Avenue
New York, NY 10017-5563




OF COUNSEL:                            PRICKETT, JONES, ELLIOTT,
                                       KRISTOL & SCHNEE
Allan T. Slagel
SHEFSKY & FROELICH LTD.
444 North Michigan Avenue
Chicago, IL  60611                     By:
                                          -----------------------------
(312) 527-4000                            1310 King Street
Attorneys for the Defendants              P.O. Box 1328
Legend, Auch and Ungerleider              Wilmington, DE  19899
                                          (302) 888-6500
Marc P. Cherno                            Attorneys for Defendants Legend,
FRIED, FRANK, HARRIS, SHRIVER             Auch, Ungerleider and RGI
   & JACOBSON
One New York Plaza
New York, NY 10004
(212) 859-8020
Attorneys for Defendant RGI

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

---------------------------------------x
IN RE BANYAN MORTGAGE INVESTMENT FUND  :
SHAREHOLDERS LITIGATION                :
---------------------------------------x

                 SUMMARY OF NOTICE OF PENDENCY OF CLASS ACTION,
               PROPOSED REVISED SETTLEMENT AND SETTLEMENT HEARING

TO: ALL RECORD AND BENEFICIAL HOLDERS OF BANYAN MORTGAGE INVESTMENT FUND ("BANYAN") COMMON STOCK FROM OCTOBER 9, 1996 THROUGH DECEMBER 31, 1996, AND THEIR SUCCESSORS IN INTEREST, TRANSFEREES AND ASSIGNS, IMMEDIATE AND REMOTE, EXCLUDING DEFENDANTS IN THIS ACTION, MEMBERS OF THE IMMEDIATE FAMILY OF EACH INDIVIDUAL DEFENDANT AND ANY ENTITY IN WHICH ANY DEFENDANT HAS A CONTROLLING INTEREST (THE "CLASS")

         YOU ARE HEREBY NOTIFIED, pursuant to Rule 23 of the Delaware Court of Chancery and an Order of the Court dated September __, 1997, that the above-captioned action has been conditionally certified as a class action, and that a revised settlement has been proposed in this class action. A hearing will be held at the Daniel L. Herrmann Courthouse, 1020 North King Street, Wilmington, Delaware 19801 at __:__ _.m., on _________________________, 1997 to
determine whether the proposed Revised Settlement should be approved by the Court as fair, reasonable and adequate, and to consider the application of Class Counsel for attorneys' fees and reimbursement of expenses.

         IF YOU ARE A MEMBER OF THE CLASS DESCRIBED ABOVE, YOUR RIGHTS WILL BE AFFECTED. If you have not yet received the full printed Notice of Pendency of Class Action and Proposed Revised Settlement of Class Action and Settlement Hearing, you may obtain copies of these documents by identifying yourself as a member of the Class and by writing to Banyan Litigation Notice Administrator, P.O. Box 935, Plymouth Meeting, PA 19462.

         PLEASE DO NOT CONTACT THE COURT OR THE CLERK'S OFFICE FOR INFORMATION.

                             By Order of the Court

                 IN THE CHANCERY COURT OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

---------------------------------------x
IN RE BANYAN MORTGAGE INVESTMENT FUND  :       CONSOLIDATED
SHAREHOLDERS LITIGATION                :        C.A. NO. 15287
---------------------------------------x


                                 PROOF OF CLAIM

         IF YOU OWNED SHARES OF BANYAN MORTGAGE INVESTMENT FUND ON DECEMBER 31, 1996, THEN YOU MAY BE ENTITLED TO SETTLEMENT PROCEEDS. To receive a share of the Settlement Fund, you must complete and sign this Proof of Claim form and return it to: Settlement Administrator, Banyan Litigation, P.O. Box 931, Suite 400, Plymouth Meeting, PA 19462.

         YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM AND MAIL IT BY PRE-PAID, FIRST-CLASS MAIL, POSTMARKED NO LATER THAN ___________________, 1997. FAILURE TO SUBMIT YOUR CLAIM BY ___________________, 1997, WILL SUBJECT YOUR CLAIM TO REJECTION AND PRECLUDE YOU FROM RECEIVING ANY MONEY IN CONNECTION WITH THE SETTLEMENT OF THIS LITIGATION.

         DO NOT MAIL OR DELIVER YOUR CLAIM TO THE COURT OR ANY PARTIES OR THEIR COUNSEL, AS SUCH CLAIM WILL BE DEEMED NOT TO HAVE BEEN SUBMITTED. SUBMIT YOUR CLAIM ONLY TO THE SETTLEMENT ADMINISTRATOR.

I.       CLAIM FORM

         I (We) owned Banyan Mortgage Investment Fund ("Banyan") stock on December 31, 1996, or I am a representative (e.g. successor in interest, heir, assign, personal representative, guardian) of a person who owned Banyan stock on December 31, 1996. I (We) hereby submit the information set forth below in support of this claim.

II.      IDENTIFICATION OF FORMER OWNER OF BANYAN STOCK ("CLAIMANT")

         _______________________________________________________________________
         Claimant's Name(s)                              (PLEASE PRINT)

         _______________________________________________________________________
          Address

         _______________________________________________________________________
         City                           State                     Zip Code

         _______________________________________________________________________
         Area Code           Telephone Number

         _______________________________________________________________________
         Taxpayer Identification Number or Social Security Number (May be Claimant's or Representative's)

         Representative Identification

         _______________________________________________________________________
         Name of Person Completing Form If Other Than Claimant

         _______________________________________________________________________
         Title

         _______________________________________________________________________
         Relationship To Claimant

         _______________________________________________________________________
         Address

         _______________________________________________________________________
         City                           State                     Zip Code

         _______________________________________________________________________
         Area Code           Telephone Number

III.     DOCUMENTATION

         IF THE STOCK WAS IN THE NAME OF A NOMINEE, SUCH AS A BROKERAGE ACCOUNT, YOU MUST SEND WITH THIS FORM COPIES OF DOCUMENTS SUCH AS

AN ACCOUNT STATEMENT WHICH SHOW THAT THE CLAIMANT OWNED BANYAN STOCK ON DECEMBER 31, 1996.

IV.      REPRESENTATIONS

         A. I (We) represent that the Claimant(s) owned _________________ shares of Banyan stock on December 31, 1996 immediately prior to the merger between Banyan and RGI/U.S. Holdings, Inc. (the "Merger");

         B. I (We) represent that the Claimant(s) was (were) the sole and lawful owner(s) of all right, title and interest in and to the above Banyan stock;

         C. I (We) represent that this claim is neither in whole nor in part a duplicate claim;


V.       SIGNATURE BY CLAIMANT

         As the above-identified Claimant(s) or Representative(s) of the Claimant(s), I (we) submit this claim and certify that the facts set forth in the claim are true to the best of my (our) knowledge, information and belief.


VI.      SUBSTITUTE FORM W-9 REQUEST FOR TAXPAYER IDENTIFICATION NUMBER

         Enter your taxpayer identification number below. For most individuals, this is your Social Security Number. The U.S. Internal Revenue Service requires your taxpayer identification number. If you fail to furnish your correct taxpayer identification number, or your Social Security Number, 31% of any money to which you may be entitled will be withheld.

Social Security Number: [  ] [  ] [  ] - [  ] [  ] - [  ] [  ]  [  ] [  ]
(for individuals)
             or
Employer Identification
  Number:   [  ] [  ] - [  ] [  ] [  ] [  ] [  ]  [  ] [  ]
(for estates, trusts, corporations, etc.)

                 NOTE: A copy of the I.R.S. Guidelines or certification of Taxpayer Identification Number on Substitute Form W-9 and a description of payees subject to or exempt from the backup withholding requirements are included with this Proof of Claim form.



                                       Name of Claimant or Representative


                                       Signature

                                       _____________________________________
                                       Name of Claimant or Representative

                                       ____________________________________
                                       Signature

                                        (If stock was held in joint name, both
                                        persons must sign this form.)

MAIL TO:

Settlement Administrator
Banyan Litigation
P.O. Box 931
Plymouth Meeting, PA 19462

         If you have any questions concerning this form, you may call the Settlement Administrator at 1-800-222-2760.

         No acknowledgment will be made as to the receipt of claim forms. If you wish to be assured that your proof of claim is actually received by the Settlement Administrator, then you should send it by Certified Mail, Return-Receipt Requested. You should be aware that it will take a significant amount of time to process fully all of the proofs of claim and to administer the settlement. This work will be completed as promptly as time permits, given the need to investigate and tabulate each proof of claim.





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